Filed pursuant to Rule 424(b)(5)

Registration No. 333-239044

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 9, 2020)

Senior Medium-Term Notes, Series Q

Subordinated Medium-Term Notes, Series R

Due 9 Months or More from Date of Issue

We may use this prospectus supplement to offer our medium-term notes from time to time. The specific terms of each note offered will be included in a pricing supplement. Unless the applicable pricing supplement specifies otherwise, it will have the following general terms:

•	Unsecured

•	Ranking as our senior or subordinated indebtedness

•	Stated maturities of 9 months or more from date of issue

•	Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all

•	Payments in U.S. dollars or one or more foreign currencies

•	Book-entry (through The Depository Trust Company) or certificated form

•	Interest payments on fixed rate notes on a semiannual basis

•	Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

•

Interest at fixed or floating interest rates or as zero coupon notes without periodic interest payments. We may base the floating interest rate on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement:

• Canadian dollar offered rate (“CDOR”)	• Federal Funds Rate

• Constant Maturity Swap Rate (“CMS Rate”)	• London Interbank Offered Rate (“LIBOR”)

• Constant Maturity Treasury Rate (“CMT Rate”)	• Prime Rate

• Commercial Paper Rate	• Secured Overnight Financing Rate (“SOFR”)

• Euro Interbank Offered Rate (“EURIBOR”)	• Treasury Rate

• any other rate specified in the applicable pricing supplement, which may be a new rate not referenced above or an alternative formulation of any of the rates referenced above.

•	The notes may be issued at a discount or premium from the principal amount payable at maturity and may constitute original issue discount notes.

We will specify the final terms for each note in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-3 in this prospectus supplement for certain information relevant to an investment in the notes, and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The notes are not deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

None of the SEC, any state securities commission, or any other governmental agency has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

There is no established trading market for the notes, and there is no assurance that a secondary market for the notes will develop. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of any issue of notes on a securities exchange.

We may sell the notes to the agents listed below or to other agents named in the applicable pricing supplements (the “Agents”) as principals for resale at varying or fixed offering prices or through the Agents using their reasonable best efforts on our behalf. We may also sell notes directly to investors on our own behalf or appoint other Agents. If we use Agents, commissions or discounts payable in respect of sales of notes will be specified in the applicable pricing supplement.

Because our affiliate, KeyBanc Capital Markets Inc., may be participating in sales of the notes, the offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Each offering of the notes will be conducted in compliance with the applicable requirements of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

Goldman Sachs & Co. LLC

Barclays	BofA Securities
Citigroup	Credit Suisse
Deutsche Bank Securities	J.P. Morgan
KeyBanc Capital Markets	Morgan Stanley
RBC Capital Markets	UBS Investment Bank
Wells Fargo Securities

June 9, 2020

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We have not, and the Agents and their affiliates have not, authorized any other person to provide you with different or additional information or to make any representation not contained in this prospectus supplement, the accompanying prospectus, any pricing supplement and any free writing prospectus that we may authorize. We do not, and the Agents and their affiliates do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not, and the Agents are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus that we may authorize, and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus that we may authorize and the documents incorporated by reference herein and therein should be read together. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean KeyCorp.

References in this prospectus supplement and the attached prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the attached prospectus are to the currency of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References in this prospectus supplement and the attached prospectus to “Canadian dollars” are to the currency of Canada.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement sets forth certain terms of the notes that we may offer, and it supplements the general information contained in the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent that it contains information which differs from the information in the accompanying prospectus.

Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes that we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent that it contains information which differs from the information contained in this prospectus supplement or the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement, any free writing prospectus that we may authorize, and the documents incorporated by reference herein and therein. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.

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SUMMARY

This section summarizes the legal and financial terms of the notes that are described in more detail in “Description of Notes” beginning on page S-14. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in “Description of Notes.” This summary is not complete and does not contain all the information that you should consider before investing in the notes. You should read the applicable pricing supplement, this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the risks of investing in the notes set forth under the caption “Risk Factors” beginning on page S-3, to determine whether an investment in the notes is appropriate for you.

Issuer	KeyCorp.

Description	Senior Medium-Term Notes, Series Q, and Subordinated Medium-Term Notes, Series R.

Amount	We may issue an unspecified amount of notes in multiple tranches in connection with these series. The notes will not contain any limitations on our ability to issue additional indebtedness with terms similar to the notes or otherwise.

Denominations	Unless otherwise stated in the applicable pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000.

Ranking	The Series Q notes will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. The Series R notes will be subordinated in right of payment to the prior payment in full of our senior indebtedness and, in certain insolvency events, other senior obligations as defined and described in the indenture for the notes. See “Description of Notes — General.”

Maturity	Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date nine months or more from its date of issue. Notes may be renewable or extendible.

Interest

Each note will bear interest from its issue date at a fixed or floating interest rate, as specified in the applicable pricing supplement. Notes may also be issued as zero coupon notes without cash interest. We may base the floating interest rate on one or more of the following indices, plus or minus an applicable spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement: CDOR, CMS Rate, CMT Rate, Commercial Paper Rate, EURIBOR, the Federal Funds Rate, LIBOR, Prime Rate, SOFR, Treasury Rate, or another negotiated interest rate basis or formula. Interest on each note will be payable either monthly, quarterly, semiannually or annually on each specified interest payment date and on the stated maturity date.

Accrued interest will also be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.

Principal	The principal amount of each note will be payable on its stated maturity date or, if applicable, upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment	We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before its stated maturity and the price or prices at which, and date or dates on which, redemption may occur. The pricing supplement relating to senior notes will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.

Book Entry	We expect that we will issue notes in book-entry form only and will clear through The Depository Trust Company. We may, but do not intend to, issue notes in certificated form.

Paying Agent	The paying agent for the notes is Deutsche Bank Trust Company Americas.

Trustee	The trustee for the notes is Deutsche Bank Trust Company Americas.

Use of Proceeds	Except as may be described otherwise in a pricing supplement, we will use the net proceeds from the sale of the notes for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of outstanding borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program, and additional securities repurchases undertaken from time to time. The precise amounts and timing of the application of proceeds will vary with liquidity and funding requirements.

Risk Factors	See “Risk Factors” in this prospectus supplement and the other information in the applicable pricing supplement, this prospectus supplement, the accompanying prospectus and our reports incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding to invest in the notes.

The principal executive office and mailing address of KeyCorp is 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-3000.

RISK FACTORS

Your investment in the notes is subject to certain risks, including additional risks if the notes are indexed notes or involve a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, including, among others, risks that will arise if the notes are denominated in a currency other than U.S. dollars or if the return on the notes is linked to one or more interest rate or currency indices or formulas. Risk and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated, including with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. You should not purchase the notes unless you understand, and know that you can bear, these risks. Before investing in the notes, you should carefully read this prospectus supplement, the applicable pricing supplement, the accompanying prospectus and the information incorporated by reference herein and therein; carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, the discussions set forth in the section titled “Supervision and Regulation” in Part I, Item 1. Business thereof, the risk factors included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and any risk factors set forth in our other filings, including future filings, with the SEC; and pay special attention to the risk factors set forth below.

The information set forth in this prospectus supplement is directed to prospective purchasers of the notes who are United States residents. Prospective purchasers who are residents of countries other than the United States should consult their own advisers regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, the notes. Any pricing supplement relating to the notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and other information concerning such currency.

The Notes Are Structurally Subordinated to Debt of Our Subsidiaries.

We are an entity separate and distinct from KeyBank (as defined below) and our other subsidiaries. Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, unless, and only to the extent that, we are an unsubordinated creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiary, KeyBank National Association (“KeyBank”), would be subordinate in right of payment to deposits and to other indebtedness of KeyBank. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes. The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue common or preferred stock or incur additional debt.

The Indentures Include Only Limited Restrictive Covenants and No Financial Covenants.

There are no financial covenants in the indentures governing the notes that require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the protection afforded by such covenants is not available to you in the event that we experience material adverse changes in our financial condition, liquidity or results of operations. Further, unless stated otherwise in the applicable pricing supplement, the indentures governing the notes contain very limited restrictive covenants and neither we, nor any of our subsidiaries, are restricted from incurring additional debt (including senior debt) or other liabilities, paying dividends on or issuing or repurchasing our securities, making investments in third parties, entering into transactions with affiliates, creating restrictions on the payment of dividends or other amounts to us from our subsidiaries, or selling assets or granting liens on assets (in each case, other than certain restrictions, as set forth in “Description of Notes — Ownership of Voting Stock of Significant Banks” and “Description of Notes — Merger or Consolidation”). Accordingly, you are less protected under the indentures than you would be if you invested in a security governed by an indenture that included such restrictive covenants.

Payments Related to the Notes Will Be Dependent Upon Our Subsidiaries.

The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by our bank subsidiary and other payments are limited by law, and may be restricted further by regulatory action. In the event of the receivership or conservatorship of KeyBank, claims of depositors, creditors and the FDIC against KeyBank will have priority before any distributions could be made to KeyCorp.

The Notes Are Not Deposits and Are Not Insured or Guaranteed by Any Governmental Agency or Any Other Person.

The notes are not deposits and are not insured or guaranteed by the FDIC or any other governmental agency or any other person.

Subordinated Notes Have Limited Acceleration and Enforcement Rights.

Unless otherwise specified in the applicable pricing supplement in connection with a particular offering of subordinated notes, holders of subordinated notes do not have the right to declare notes in default and may accelerate payment of indebtedness only upon our bankruptcy or insolvency, or the receivership or conservatorship of KeyBank. In addition, the holders of senior notes and other senior indebtedness may declare such indebtedness in default and accelerate the due date of such indebtedness if an event of default occurs and is continuing. Any such acceleration of our senior indebtedness may adversely impact our ability to pay obligations on subordinated notes.

You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop.

There is currently no secondary market for any of the notes. The Agents currently intend to make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. Additionally, certain of the Agents may be restricted in their market-making activities. Even if a secondary market for the notes does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce your ability to sell the notes and the price you may be able to realize in a sale.

There are Potential Conflicts of Interest Between Investors in the Notes and the Calculation Agent.

KeyBank, our affiliate, will serve as the calculation agent for the notes, unless otherwise provided in the applicable pricing supplement. The calculation agent will, among other things, decide the amount, if any, of the interest paid to investors on the notes. The calculation agent will exercise its discretion and judgment in performing its duties and is, in certain circumstances, entitled to act exclusively as directed by us or our designee (who may be our affiliate). Accordingly, references in this prospectus supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee (who may be our affiliate). Absent manifest error, all determinations by the calculation agent, including those made at our or our designee’s direction, will be final and binding on investors, without any liability on our part. Investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the calculation agent, even though the calculation agent may have a conflict of interest at the time of such determinations.

We May Choose to Redeem the Notes when Prevailing Interest Rates Are Relatively Low, and You Will Have Reinvestment Risks.

If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches. You should not invest in notes upon the expectation that the notes will be redeemed by us prior to their stated maturity.

The Trading Value of the Notes May Be Less than the Purchase Price of the Notes.

The market for, and value of, the notes may be affected by a number of factors. These factors include, but are not limited to:

•	our financial performance;

•	our debt credit ratings;

•	the level of liquidity of the notes;

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption features of the notes;

•	any market-making activities with respect to the notes;

•	the market for similar securities; and

•	the level, direction, and volatility of market interest rates generally.

The only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be an illiquid market for the notes or no market at all.

Variable Rate Notes Can Be Volatile Investments, and Variable Rates May be Equal to or Less than Zero.

Notes with variable or “floating” interest rates can be volatile investments. If the notes are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features. No interest will accrue on variable rate notes for which the applicable floating rate specified in the applicable pricing supplement is zero on the related interest reset date. Variable interest rates, by their nature, fluctuate and may be equal to or less than 0.0% unless otherwise provided for in the applicable pricing supplement.

Changes in Our Credit Ratings May Affect the Value of the Notes.

Credit ratings are an assessment by one or more third party credit ratings services of our ability to pay our obligations as they become due and the default risks of notes. Consequently, actual or anticipated changes in our credit ratings or outlook may affect the market value of the notes we have issued. Because your return on the notes depends upon factors in addition to our ability to pay our obligations, a change in our credit ratings or outlook will not change the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Hedging Activities May Affect Your Return at Maturity and the Market Value of the Notes.

At any time, we or our affiliates may engage in certain hedging activities contemporaneously with an offering of the senior notes, which may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time subject to regulatory capital limitations on subordinated notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

The Amount of Interest We May Pay on the Notes May Be Limited by State Law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Changes in Laws, Including How They are Interpreted and Enforced in Applicable Jurisdictions, May Affect the Value of the Notes.

The terms and conditions of the notes and the indentures are based on the laws of the State of New York and all applicable U.S. federal laws and regulations, including the terms of subordinated notes for bank regulatory capital purposes. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the State of New York or of the United States or administrative practice after the date of this prospectus supplement.

Reform of SOFR, LIBOR and EURIBOR and the regulation or discontinuation of these and other “benchmarks” may adversely affect the value of and return on any notes based on or linked to a “benchmark.”

The Secured Overnight Financing Rate (“SOFR”), London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”), and other indices which are deemed “benchmarks” have been the subject of recent national, international, and other regulatory guidance and reform. These reforms may cause such benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any notes based on or linked to a “benchmark.”

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks,” or lead to the disappearance of certain “benchmarks.”

The United Kingdom Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. This announcement indicates that the continuation of LIBOR on the current basis (or at all) cannot and will not be guaranteed after 2021. The discontinuance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in adjustment to the terms and conditions, early redemption, discretionary valuation by us or our designee (which may be our affiliate), delisting or other consequence in relation to securities linked to such “benchmark.” Any such consequence could have a material adverse effect on the value of and return on any such notes.

Any of the above changes or any other consequential changes to SOFR, LIBOR, EURIBOR, or any other “benchmark” as a result of United States, United Kingdom, European Union, or other international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any notes based on or linked to a “benchmark.”

The Composition and Characteristics of SOFR Are Not the Same as Those of LIBOR, and SOFR Is Not Expected to be a Comparable Replacement for LIBOR.

In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to replace LIBOR in connection with its discontinuation. However, the composition and characteristics of SOFR are not the same as those of LIBOR. While LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months), SOFR is a rate utilized in the U.S. Treasury repurchase agreement market, representing the overnight cost of borrowing cash collateralized by U.S. Treasury securities. Further, while LIBOR is an unsecured rate, SOFR is a secured rate. SOFR, unlike LIBOR, reflects actual market transactions. Accordingly, SOFR is not the economic equivalent of LIBOR.

As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, monetary policy, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, SOFR is not expected to be a comparable replacement for LIBOR.

SOFR Has a Limited History, and the Future Performance of SOFR Cannot Be Predicted Based on Historical Performance.

The publication of SOFR began in April 2018, and, therefore, it has a very limited history. In addition, the future performance of SOFR cannot be predicted based on its limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data has been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR.

SOFR May Be More Volatile Than Other Benchmark or Market Rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. As a result, the return on and value of SOFR notes may fluctuate more than floating rate securities that are linked to other rates.

Any Failure of SOFR to Gain Market Acceptance Could Adversely Affect SOFR Notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of SOFR notes and the price at which investors can sell those notes in the secondary market.

The Secondary Trading Market for Securities Linked to SOFR May Be Limited.

If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to SOFR notes, the trading price of such notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of SOFR notes issued during the initial use of SOFR may be lower than those of later-issued securities that are based on SOFR. Investors in SOFR notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR May Be Modified or Discontinued.

SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the methods by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR notes, which may adversely affect the trading prices of those notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

Interest on LIBOR Notes or SOFR Notes Will Be Calculated Using a Reference Rate Other Than the Applicable Benchmark if a Benchmark Transition Event and Related Benchmark Replacement Date Occur.

If we or our designee (which may be our affiliate), after consulting with us, determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to LIBOR or SOFR, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes — Calculation of Interest — LIBOR Notes” or “— SOFR Notes.” After such an event, interest on such notes will no longer be determined by reference to LIBOR or SOFR, but instead be determined by reference to the applicable Benchmark Replacement.

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee (which may be our affiliate), after consulting with us, in connection with implementing a Benchmark Replacement with respect to LIBOR notes or SOFR notes in accordance with the benchmark transition provisions, including with respect to Benchmark Replacement Conforming Changes, could adversely affect the rate of interest on such notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to LIBOR or SOFR, or that any Benchmark Replacement will produce the economic equivalent of LIBOR or SOFR as a reference rate for interest on such notes.

The Benchmark Replacements Are Uncertain and May Not Be a Suitable Replacement for LIBOR or SOFR.

The terms of the LIBOR notes and SOFR notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur and, with respect to LIBOR notes, the Interpolated Benchmark cannot be determined. The first alternative rate in the LIBOR notes waterfall is Term SOFR, a forward-looking rate which will be based on SOFR. However, Term SOFR does not exist as of the date hereof, and there is no guarantee that Term SOFR will exist prior to a Benchmark Transition Event and related Benchmark Replacement Date with respect to

LIBOR. Even if Term SOFR is developed, it is unclear whether it will be a suitable replacement or successor for LIBOR. Assuming Term SOFR does not exist at the time of a Benchmark Transition Event and related Benchmark Replacement Date, the second alternative in the LIBOR notes waterfall is Compounded SOFR. Compounded SOFR is the compounded average of daily SOFR rates that we expect will be calculated in arrears, while LIBOR is a forward-looking rate. However, there currently is no uniform market convention with respect to the calculation of Compounded SOFR. Uncertainty surrounding the establishment of market conventions related to the calculation of Term SOFR and Compounded SOFR and whether either alternative reference rate is a suitable replacement or successor for LIBOR may adversely affect the value of and return on these notes.

The other alternative rates referenced in the definition of “Benchmark Replacement” under “Description of Notes — Calculation of Interest — LIBOR Notes” and “— SOFR Notes” are also uncertain. In particular, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions at the time of a Benchmark Transition Event and related Benchmark Replacement Date, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee (which may be our affiliate), after consulting with us, will determine the Benchmark Replacement that will apply to the LIBOR notes or SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

In addition, the benchmark transition provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to LIBOR or SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to LIBOR or SOFR. In particular, as the Benchmark Replacement Adjustment may be a one-time adjustment, such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The Rate of Interest on the LIBOR Notes or SOFR Notes May Be Determined by Reference to a Benchmark Replacement Even if the Applicable Benchmark Continues To Be Published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to LIBOR or SOFR, the rate of interest on the LIBOR notes or SOFR notes, respectively, will thereafter be determined by reference to the applicable Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the LIBOR notes or SOFR notes may be adversely affected.

We or Our Designee (Which May Be Our Affiliate), after Consulting with Us, Will Make Determinations with Respect to the LIBOR Notes or SOFR Notes That Could Affect the Value of and Return on Those Notes.

We or our designee (which may be our affiliate), after consulting with us, will make certain determinations with respect to the LIBOR notes or SOFR notes as further described below under “Description of Notes” that may adversely affect the value of and return on those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to LIBOR notes or SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes — Calculation of Interest — LIBOR Notes — Effect of Benchmark Transition Event and Related Benchmark Replacement Date” or “— SOFR Notes — Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” respectively, and we or our designee (which may be our affiliate), after consulting with us, can make Benchmark Replacement

Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), after consulting with us, pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us or our designee (which may be our affiliate), after consulting with us, will be conclusive for all purposes and binding on us and holders of the LIBOR notes or SOFR notes absent manifest error. In making these potentially subjective determinations, we or our designee (which may be our affiliate), after consulting with us, may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the continuation of LIBOR or SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee (which may be our affiliate), after consulting with us, are likely to exercise more discretion in respect of calculating interest payable on LIBOR notes or SOFR notes than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date.

Interest on LIBOR Notes or SOFR Notes Will Be Calculated Using Alternative Methods If the Applicable Benchmark Is Not Quoted or Published on a Particular Day and a Benchmark Transition Event and Related Benchmark Replacement Date Have Not Occurred.

Under the terms of LIBOR notes, if LIBOR is not quoted on Reuters Page LIBOR01 on a relevant LIBOR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate will be determined using the applicable alternative method described under “Description of Notes — Calculation of Interest — LIBOR Notes.”

If SOFR is not published on the Federal Reserve Bank of New York’s Website on a relevant SOFR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate for SOFR notes will be determined using the applicable alternative method described under “Description of Notes — Calculation of Interest — SOFR Notes.”

Interest on any EURIBOR note will be calculated using a substitute rate if EURIBOR is discontinued.

If, during the term of any EURIBOR notes, EURIBOR has been permanently or indefinitely discontinued, we or our designee (which may be our affiliate), after consulting with us, will use as a substitute for EURIBOR the alternative rate selected by the central bank, reserve bank, monetary authority or similar institution (including any committee or working group thereof) that we or our designee (which may be our affiliate), after consulting with us, determines is consistent with accepted market practice, together with such adjustments that are consistent with accepted market practice for the use of such alternative rate. We may appoint an independent financial advisor to assist in determining an appropriate alternative rate and any related adjustments thereto, and any such determination will be binding on us, the calculation agent and the noteholders. There is no assurance that the characteristics of any substitute rate will be similar to EURIBOR or that any substitute rate will produce the economic equivalent of EURIBOR.

The selection of a substitute rate, and any decisions made by us or our designee (which may be our affiliate), after consulting with us, in connection with implementing such substitute rate, could result in adverse consequences to the applicable interest rate on the applicable notes, which could adversely affect the return on, value of and market for such notes.

Foreign Currency Notes Are Subject to Fluctuating Exchange Rates and Possible Exchange Controls.

We can denominate the notes in, and the principal of, and any interest or premium on, the notes can be payable in, any foreign currencies that we may designate at the time of offering. This prospectus supplement does not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a currency (including any composite currency) other than a prospective purchaser’s home currency, and we disclaim any responsibility to advise prospective purchasers of such risks as they exist as of the date of this prospectus supplement or as such risks may change from time to time. Prospective purchasers should consult their own financial, legal and tax advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, currencies other than their particular home currency.

If you invest in foreign currency notes and currency indexed notes, your investment will be subject to significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar-based indices.

Such risks include, but are not limited to:

•	market changes from time to time in rates of exchange between the U.S. dollar and your payment currency, which changes may be volatile and significant;

•	the possibility of significant changes in rates of exchange between U.S. dollar and the specified currency resulting from official redenomination relating to your payment currency;

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments; and

•

the possibility of volatility and significant changes in the rates of exchange between the U.S. dollar and your payment currency as a result of the sovereign debt difficulties experienced by a variety of countries, including certain countries that are part of the European Union, which could relate to events in currencies other than the U.S. dollar or your payment currency.

Such risks generally depend on factors over which KeyCorp has no control and which cannot be readily foreseen such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile. This volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative of fluctuations that may occur in the rate during the term of the note. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. The currency risks with respect to your foreign currency notes or currency indexed notes may be further described in the applicable pricing supplement.

Foreign exchange rates can either float, float based on an index or reference currency or be fixed by sovereign governments. Governments, however, often use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Significant differences may exist between government specified exchange rates and market exchange rates. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments, affecting the U.S. dollar or any applicable currency occur.

The exchange rate agent will make all calculations relating to your foreign currency notes or currency indexed notes. All such determinations will, in the absence of clear error, be binding on holders of the notes.

For notes with a specified currency other than U.S. dollars, we may include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls. If the pricing supplement includes that information, it should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or its successor currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The indentures and the notes, except to the extent specified otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether, in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. However, the Judiciary Law of the State of New York currently provides that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted to U.S. dollars at an exchange rate prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.

Euro Instability Could Adversely Affect the Value of Any Euro-Denominated Notes We May Issue.

Recent political and economic events in Europe have raised concerns regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states of the European Union. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time.

Following the United Kingdom’s exit from the European Union (“Brexit”) on January 31, 2020, the ongoing negotiations about the future relationship between the European Union and the United Kingdom have yet to provide clarity on what the outcome will be for the United Kingdom or Europe. The unavoidable uncertainties and events related to Brexit could cause volatility in currency exchange rates, interest rates, and European Union, United Kingdom or worldwide political, regulatory, economic and market conditions, and contribute to instability in political institutions, regulatory agencies and financial markets.

These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the euro notes we may issue.

The Risk of Loss to You as a Result of Linking Principal or Interest on Payments on Indexed Notes to an Index Can Be Substantial.

An investment in indexed notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. The interest rate of an indexed note may be less than that on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. In certain circumstances, the amount of the principal and/or premium, if any, payable on an indexed note may be less than the original purchase price of the indexed note if allowed under the terms of the notes, including the possibility that no amount will be paid. We cannot assure you that there will be a secondary market for indexed notes or of the liquidity of the secondary market if one develops. The secondary market, if any, for indexed notes will be affected by a number of factors, independent of our creditworthiness and the value of the applicable currency, commodity, security or interest rate index, including:

•	the volatility of the applicable currency, commodity, security or interest rate index;

•	the time remaining to the maturity of the notes;

•	the amount outstanding of the notes; and

•	market interest rates.

The value of the applicable currency, commodity, security or interest rate index depends on a number of interrelated factors, including economic, financial and political events over which we have no control. Additionally, if the formula used to determine the amount of principal, premium, if any, or interest payable on indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, security or interest rate index will be increased. The historical experience of the relevant currencies, commodities, securities or interest rate indices should not be taken as an indication of future performance of the currencies, commodities, securities, or interest rate indices during the term of any indexed note. Any credit ratings assigned to the notes reflect our credit status and in no way reflect the potential impact of the factors discussed above, or any other factors, on the market value of the notes.

FORWARD-LOOKING STATEMENTS

From time to time, we have made or will make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus supplement and the accompanying prospectus contain forward-looking statements. We may also make forward-looking statements in any applicable pricing supplement and in our other documents filed with or furnished to the SEC. In addition, we may make forward-looking statements orally to analysts, investors, representatives of the media and others.

Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause our actual results to differ from those described in forward-looking statements include, but are not limited to:

•	our concentrated credit exposure in commercial and industrial loans;

•	deterioration of commercial real estate market fundamentals;

•	defaults by our loan counterparties or clients;

•	adverse changes in credit quality trends;

•	declining asset prices;

•	the extensive regulation of the U.S. financial services industry;

•	changes in accounting policies, standards, and interpretations;

•	operational or risk management failures by us or critical third parties;

•	breaches of security or failures of our technology systems due to technological or other factors and cybersecurity threats;

•	negative outcomes from claims or litigation;

•	failure or circumvention of our controls and procedures;

•	the occurrence of natural or man-made disasters, global pandemics, conflicts, terrorist attacks, or other adverse external events;

•	evolving capital and liquidity standards under applicable regulatory rules;

•	disruption of the U.S. financial system;

•	our ability to receive dividends from our subsidiaries, including KeyBank;

•	unanticipated changes in our liquidity position, including but not limited to, changes in our access to or the cost of funding and our ability to secure alternative funding sources;

•	downgrades in our credit ratings or those of KeyBank;

•	a reversal of the U.S. economic recovery due to financial, political or other shocks;

•	our ability to anticipate interest rate changes and manage interest rate risk;

•	uncertainty surrounding the transition from LIBOR to an alternative reference rate;

•	deterioration of economic conditions in the geographic regions where we operate;

•	the soundness of other financial institutions;

•	our ability to attract and retain talented executives and employees and to manage our reputational risks;

•	our ability to timely and effectively implement our strategic initiatives;

•	increased competitive pressure;

•	our ability to adapt our products and services to industry standards and consumer preferences;

•	unanticipated adverse effects of strategic partnerships or acquisitions and dispositions of assets or businesses;

•	our ability to develop and effectively use the quantitative models we rely upon in our business planning; and

•	the impact of the COVID-19 global pandemic.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 under the section entitled “Risk Factors” and from time to time in other filings with the SEC. Any forward-looking statements made by us or on our behalf speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank National Association (“KeyBank”), its principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common stock is listed on the New York Stock Exchange under the under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

We refer you to the documents incorporated by reference into this prospectus supplement and the attached prospectus, as described under “Where You Can Find More Information” in the attached prospectus, for more information about us and our business.

USE OF PROCEEDS

Except as may be described otherwise in a pricing supplement, we will use the net proceeds from the sale of the notes for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program and additional securities repurchases undertaken from time to time.

DESCRIPTION OF NOTES

The following is a description of certain terms of the notes offered hereby which does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the indentures referred to below, including the Officers’ Certificate and Company Order that established the Series Q notes and the Series R notes, respectively. The particular terms of the notes sold under any pricing supplement will be described in that pricing supplement. Accordingly, please note that the specific terms described in the relevant pricing supplement will supplement, and may modify or replace, the terms described in this section. The general terms and conditions stated in this section will apply to each note unless the applicable pricing supplement indicates otherwise. References to interest payments and interest-related information do not apply to the zero coupon notes defined below.

General

The Series Q notes will be issued under an indenture dated as of June 10, 1994, as amended and supplemented from time to time (the “senior indenture”), between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. The Series R notes will be issued by us under an indenture dated as of June 10, 1994, as amended and supplemented from time to time (the “subordinated indenture”), also between us and Deutsche Bank Trust Company Americas, as trustee. As permitted by the indentures, the terms of each of the Series Q notes and the Series R notes will be established in an Officers’ Certificate and Company Order pursuant to a resolution of our board of directors. We will issue each of the Series Q notes and the Series R notes in multiple tranches under the respective indenture, including the Officers’ Certificate and Company Order that established such Series Q notes and Series R notes. References to the senior indenture include the Officers’ Certificate and Company Order that established the Series Q notes, and references to the subordinated indenture include the Officers’ Certificate and Company Order that established such Series R notes. Forms of the indentures and each Officers’ Certificate and Company Order establishing the Series Q notes and the Series R notes, respectively, have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 (Registration No. 333-239044) under the Securities Act of 1933, as amended (the “Act”), of which this prospectus supplement and the accompanying prospectus are a part. See “Where You Can Find More Information” in the accompanying prospectus on how to obtain a copy of the indentures.

We will refer to the senior indenture and the subordinated indenture together as the “indentures” and each as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Deutsche Bank Trust Company Americas is hereinafter referred to as the “senior trustee” when referring to it in its capacity as trustee under the senior indenture, as the “subordinated trustee” when referring to it in its capacity as trustee under the subordinated indenture, and as the “trustee” when referring to it in its capacity under both of the indentures.

Because this section is a summary, it does not describe every aspect of the notes and the indentures. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of notes.

The notes are our direct, unsecured obligations. Series Q notes issued under our senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. Series R notes issued under our subordinated indenture will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness and, in certain insolvency events, our Other Senior Obligations.

The Series Q notes constitute a single series for purposes of the senior indenture (separate from our other series of senior medium-term notes) and the aggregate principal amount of such series is not limited. At March 31, 2020, our total Senior Indebtedness was $5.1 billion.

The Series R notes constitute a single series for purposes of the subordinated indenture (separate from our other series of subordinated medium-term notes). At March 31, 2020, we had outstanding $749 million aggregate principal amount of subordinated debt securities issued pursuant to the subordinated indenture.

The indentures do not limit the amount of our notes or other debt obligations that may be issued thereunder or otherwise.

The notes (other than the amortizing notes) will not be subject to any sinking fund, unless otherwise specified in the applicable pricing supplement. In no event will subordinated notes have sinking funds.

We will offer the notes on a continuous basis as senior notes or subordinated notes. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement, together with the information incorporated herein and therein by reference, in making your investment decision.

We may from time to time, without your consent, reopen an outstanding tranche of notes and issue additional notes having the same terms and conditions as such outstanding notes (or the same terms and conditions except for the offering price, issue date and amount of the first interest payment).

General Terms of Notes. Unless the applicable pricing supplement states otherwise:

•

Series Q notes will mature on a business day that is nine (9) months or more from the date of issue, but a note paying interest at the Commercial Paper Rate will mature after at least nine months and one day from its date of issue;

•	Series R notes will mature after at least five years from their date of issue;

•	we will pay interest on fixed rate notes semi-annually;

•

if the maturity date of any note or the interest payment date of any note (other than a floating rate note) specified in the applicable pricing supplement for such note is a day that is not a business day, interest, principal and premium, if any, will be paid on the next day that is a business day with the same force and effect as if made on the maturity date or the interest payment date, as the case may be, and no interest on that payment will accrue for the period from and after that maturity date or the interest payment date, as the case may be;

•	holders will not be able to elect to have their notes repaid before the maturity date;

•	we will issue the notes, other than the foreign currency notes, in U.S. dollars;

•

we will issue the notes, other than the foreign currency notes, in fully registered form and in authorized denominations of $1,000 or any integral multiple of $1,000 in excess thereof, and we will designate the authorized denominations of foreign currency notes in the applicable pricing supplement;

•

the principal, premium, and interest, if any, payable at maturity or at redemption on each note will be paid in immediately available funds when the note is presented at the corporate trust office of the paying agent; and

•

we will issue the notes as global notes registered in the name of a nominee of The Depository Trust Company, or DTC, as depositary. We will refer to these notes as global notes in this prospectus supplement. We can also issue the notes in definitive registered form, without coupons, otherwise known as a certificated note, as would be described in the applicable pricing supplement.

Pricing Supplements. The applicable pricing supplement relating to each note will describe the following:

•	whether the note is a senior note or a subordinated note;

•	whether the note is being issued at a price other than 100% of its principal amount;

•	the principal amount of the note;

•	the date on which the note will be issued;

•	the date on which the note will mature;

•	whether the note is a fixed rate note, a floating rate note, or a zero coupon note;

•	any additional terms applicable to any foreign currency notes with respect to the payment of principal and any premium or interest for that note;

•	the annual rate at which the note will bear interest and the interest payment dates and regular record dates, if different from those described below;

•	whether the note is a discount note, and if so, any additional provisions and disclosure relating to this feature of the note;

•	whether the note may be redeemed at our option, and any provisions and disclosure relating to redemption of the note;

•	whether the note will be represented by a certificated note and any provisions and disclosure relating to this feature of the note;

•	the authorized denominations of foreign currency notes; and

•	any other terms of the note consistent with the provisions of the applicable indenture.

You must pay the purchase price of the notes in immediately available funds.

We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as notes previously issued pursuant to this prospectus supplement in all respects, except for the issue date, issue price and the first payment of interest. Additional notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement. No additional notes may be issued in a particular series if an Event of Default (as defined in the respective indenture) has occurred and is continuing with respect to that series.

Unless otherwise defined in the pricing supplement, the term “business day” means the following:

•

for LIBOR notes issued in U.S. dollars, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a London business day, and with respect to an interest determination date, is a London business day;

•

for SOFR notes, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities;

•

for notes denominated in a specified currency other than the euro, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant specified currency (if other than New York City);

•

for notes denominated in the euro, any day that is not a Saturday or Sunday and that is not a day that banking institutions in London are generally authorized or obligated by law or executive order to close, and is also a day on which TARGET 2 is open for the settlement of payment in the euro, which will be referred to as a TARGET business day; and

•

in all other instances, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close.

“London business day” means any day on which dealings in U.S. dollars are transacted in the London market. “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

Unless otherwise specified in the applicable pricing supplement, the principal financial center of any country for the purpose of the foregoing definition means (1) the capital city of the country issuing the specified currency or (2) the capital city of the country to which the designated LIBOR currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be The City of New York and (solely in the case of the specified currency) Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

Interest and Interest Rates

General

Each note will accrue interest from the date it is originally issued or from the last date in respect of which interest has been paid or duly provided for, as the case may be, until the principal thereof is paid or deemed paid under the indenture. In the related pricing supplement, we will designate each note as a fixed rate note, a floating rate note, any combination of the foregoing, a discount note, a zero coupon note, an amortizing note, a renewable note, an extendible note or an indexed note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an indexed note, we will also describe in the related pricing supplement the method for calculating and paying principal and interest. For a floating rate note or indexed note, we may also specify a maximum and a minimum interest rate in the related pricing supplement.

We may issue a note as a fixed rate note or a floating rate note or as a note that combines fixed and floating rate terms.

Interest rates on the notes that we offer may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may offer notes with similar variable terms but different interest rates, as well as notes with different variable terms, concurrently to different investors. We may, from time to time, change the interest rates or formulas and other terms of notes, but no such change will affect any note already issued or as to which an offer to purchase has been accepted.

Interest will be payable to the person in whose name the note is registered at the close of business on the applicable record date; provided that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an interest payment date) will be payable to the person to whom principal is payable.

Unless otherwise specified in the applicable pricing supplement, the agent for payment, transfer and exchange of the notes, who will be referred to in this prospectus supplement as the paying agent, is Deutsche Bank Trust Company Americas, acting through its corporate trust office in New York City, New York. Unless the applicable pricing supplement specifies otherwise, we will pay the principal, interest, and premium, if any, at maturity or redemption in immediately available funds to DTC, as depositary, or its nominee, as the registered owner of the global notes representing the book-entry notes. We may at our option, pay interest on any certificated note, other than interest at maturity or upon redemption, by mailing a check to the address of the person or entity entitled to the payment shown on our security register at the close of business on the regular record date related to the interest payment date.

Unless the applicable pricing supplement specifies otherwise, a holder of U.S. $1.0 million (or the equivalent) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds upon written request to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

Fixed Rate Notes

In the pricing supplement for fixed rate notes, except a zero-coupon note, we will specify a fixed interest rate payable semiannually in arrears on each June 15 and December 15 (each an “interest payment date”) and the regular record date for fixed rate notes will be June 1 and December 1, respectively, except in each case as otherwise provided in the pricing supplement. Each interest payment on a fixed rate note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the following interest payment date or the maturity date or redemption date, as the case may be. Except as otherwise provided in the pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or an interest payment date for any fixed rate note is not a business day, we will pay principal, premium, if any, and interest for that note on the next business day, and no additional interest will accrue from and after the maturity date or interest payment date as a result of such delayed payment.

Discount Notes

We may issue discount notes (including zero-coupon notes) (“discount notes”), which generally are notes issued at a discount from the principal amount payable at the maturity date. A discount note may or may not have any periodic interest payments. Upon a redemption, repayment or acceleration of the maturity of a discount note, the amount payable will be determined as set forth below under “— Optional Redemption, Repayment and Repurchase.” Normally this amount is less than the amount payable at the maturity date.

Persons considering the purchase of discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Consequences — U.S. Holders — Original Issue Discount.”

Amortizing Notes

We may issue amortizing senior notes, which are fixed rate notes for which combined principal and interest payments are made in installments over the life of each note. Unless otherwise specified in the applicable pricing supplement, payments will be made semiannually on each June 15 and December 15 and the regular record date will be June 1 and December 1, respectively. We apply payments on amortizing notes first to interest due and then to reduce the unpaid principal amount. We will include a table setting forth repayment information in the related pricing supplement for an amortizing note.

Floating Rate Notes

Each floating rate note will have an interest rate basis or formula. We may base that formula on:

•	CDOR;

•	the CMS Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	EURIBOR;

•	the Federal Funds Rate;

•	LIBOR;

•	the Prime Rate;

•	SOFR;

•	the Treasury Rate; or

•	another negotiated interest rate basis or formula or a modified version of any of the above rates or new rate not referenced above, in each case, as described in the applicable pricing supplement.

In the applicable pricing supplement, we also will indicate any spread and/or spread multiplier that would be applied to the interest rate formula to determine the interest rate. Any floating rate note may have a maximum or minimum interest rate limitation, which will be specified in the applicable pricing supplement. In addition to any maximum interest rate limitation, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The calculation agent will calculate interest rates on, and make other determinations with respect to, the floating rate notes. KeyBank, our affiliate, will serve as the calculation agent for any floating rate notes, unless otherwise provided in the applicable pricing supplement. The calculation agent is entitled to exercise substantial discretion and in certain circumstances, the calculation agent is entitled to act exclusively as directed by us or our designee (who may be our affiliate). Accordingly, references in this prospectus supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee (who may be our affiliate).

In most cases, a floating rate note will have a specified “interest reset date”, “interest determination date” and “calculation date” associated with it. An “interest reset date” is the date on which the interest rate on the note is subject to change. An “interest determination date” is the date as of which the new interest rate is determined for a particular interest reset date, based on the applicable interest rate basis or formula as of that interest determination date. The “calculation date” is the date by which the calculation agent will determine the new interest rate that became effective on a particular interest reset date based on the applicable interest rate basis or formula on the interest determination date.

Change of Interest Rate

Except as otherwise provided in the pricing supplement, we may reset the interest rate on each floating rate note daily, weekly, monthly, quarterly, semiannually, annually or on some other basis that we specify (such period being the “interest reset period”). The interest reset date is the first day of each interest reset period and will be:

•	for notes with interest that resets daily, each business day;

•	for notes (other than Treasury Rate notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate notes with interest that resets weekly, Tuesday of each week, except as otherwise described below in the second paragraph under “— Date Interest Rate is Determined”;

•	for notes with interest that resets monthly, the third Wednesday of each month;

•	for notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for notes with interest that resets semiannually, the third Wednesday of each of the two months of each year which are six months apart, as specified in the applicable pricing supplement; and

•	for notes with interest that resets annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

The related pricing supplement will describe the initial interest rate or interest rate formula on each note. That rate is effective until the following interest reset date. Thereafter, the interest rate will be the rate determined on each interest determination date. Each time a new interest rate is determined, it becomes effective on the subsequent interest reset date. If any interest reset date is not a business day, then the interest reset date is postponed to the next succeeding business day, except, in the case of a SOFR note, a LIBOR note or a EURIBOR note, in which case, if the next business day is in the next calendar month, the interest reset date is the immediately preceding business day.

Date Interest Rate Is Determined

Unless the applicable pricing supplement specifies otherwise, the interest determination date for all floating rate notes (except SOFR notes, LIBOR notes, CDOR notes, EURIBOR notes and Treasury Rate notes) will be the second business day before the interest reset date. Unless otherwise specified in the applicable pricing supplement, the interest determination date for any interest reset date will be:

•	for SOFR notes, a U.S. Government Securities Business Day (as defined in “— Calculation of Interest — SOFR notes”), as shall be set forth in the applicable pricing supplement;

•	for CDOR notes, the interest reset date;

•

for LIBOR notes, the second London business day immediately preceding the applicable interest reset date, unless the designated LIBOR currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date;

•	for EURIBOR notes, the second TARGET business day before the applicable interest reset date; and

•

for Treasury Rate notes, the day of the week in which the interest reset date falls on which Treasury bills of the same index maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the interest determination date relating to the interest reset date occurring in the next week. If an auction date falls on any interest reset date, then the interest reset date will instead be the first business day immediately following the auction date

Calculation Date

Unless we specify a different date in a pricing supplement, the calculation date, if applicable, relating to an interest determination date will be the earlier of:

(1) the tenth calendar day after such interest determination date or, if such day is not a business day, the next succeeding business day, or

(2) the business day immediately preceding the relevant interest payment date or the maturity date, as the case may be.

Upon the request of the beneficial holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date for the floating rate note.

Payment of Interest

Except as otherwise provided in the pricing supplement, we will pay installments of interest on floating rate notes as follows:

•	for notes with interest payable monthly, on the third Wednesday of each month;

•	for notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable pricing supplement;

•	for notes with interest payable annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the above an interest payment date); and

•	at maturity, redemption or repurchase.

Each interest payment on a floating rate note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the following interest payment date or the maturity date or redemption date, as the case may be.

We will pay installments of interest on floating rate notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a floating rate note will be on the 15th day (whether or not a business day) immediately preceding the interest payment date. If an interest payment date (but not the maturity date) is not a business day, we will postpone payment until the next succeeding business day, provided that, in the case of SOFR notes, LIBOR notes or EURIBOR notes, such interest payment date will be the preceding business day if the next succeeding business day is in the next calendar month. If the maturity date of any floating rate note is not a business day, principal, premium, if any, and interest for that note will be paid on the next succeeding business day, and no interest will accrue from and after the maturity date.

We will calculate accrued interest on a floating rate note by multiplying the principal amount of a note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate notes, CDOR notes or CMT Rate notes, or (2) 360, in the case of other floating rate notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). All currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

Calculation of Interest

CDOR Notes

CDOR notes will bear interest for each interest reset period at the interest rates, calculated with reference to the Canadian dollar three-month Banker’s Acceptance Rate, commonly referred to as CDOR, and the spread and/or spread multiplier, if any, specified on the face of CDOR notes and in the applicable pricing supplement. CDOR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

Unless otherwise specified in the applicable pricing supplement, the following procedures will be followed if CDOR cannot be determined as described above.

•	If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for

Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

CMS Rate Notes

Each CMS Rate note will bear interest for each interest reset period at an interest rate based on the CMS Rate, plus or minus any spread, and/or multiplied by any spread multiplier, and will be subject to the minimum interest rate or the maximum interest rate, if any, as specified in any applicable pricing supplement.

Unless otherwise set forth in the applicable pricing supplement, the CMS Rate for each interest reset period will be the rate on the applicable interest determination date for the designated maturity specified in the pricing supplement that appears on Reuters Screen ICESWAP1 as of 11:00 a.m., New York City time.

The following procedures will be followed if the CMS Rate cannot be determined as described above:

•

If the above rate is not displayed by 11:00 a.m. New York City time, the rate for such date shall be determined as if the parties had specified “USD-CMS-Reference Banks” as the applicable rate. “USD-CMS-Reference Banks” means, on any interest determination date, the rate determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market selected by the calculation agent, at approximately 11:00 a.m., New York City time on such interest determination date; and for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the designated maturity commencing on that date and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is such rate as may be determined in accordance with the provisions set forth below under “— LIBOR Notes,” with the designated maturity specified in the applicable pricing supplement. The rate for that date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

•

If no rate is available as described above, the CMS Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the CMS Rate will be the initial interest rate.

CMT Rate Notes

CMT Rate notes will bear interest for each interest reset period at the interest rates calculated with reference to the CMT Rate, plus or minus any spread, and/or multiplied by any spread multiplier, if any, as specified in the CMT Rate notes and in the applicable pricing supplement. CMT Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT Rate (a “CMT Rate interest determination date”):

(i) If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the daily update of H.15 under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate interest determination date. The calculation agent will follow the following procedures if the Reuters Page FRBCMT CMT Rate cannot be determined as described in the preceding sentence:

•

If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement and for such CMT Rate interest determination date as set forth in the daily update of H.15 under the caption “Treasury constant maturities.”

•

If such rate does not appear in the daily update of H.15, the CMT Rate on such CMT Rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in the daily update of H.15.

•

If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for such CMT Rate interest determination date, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•

If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate interest determination date shall be the CMT Rate in effect on such CMT Rate interest determination date.

(ii) If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the daily update of H.15 opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls. The calculation agent will follow the following procedures if the Reuters Page FEDCMT CMT Rate cannot be determined as described in the preceding sentence:

•

If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT Rate interest determination date as set forth in the daily update of H.15 opposite the caption “Treasury Constant Maturities.”

•

If such rate does not appear in the daily update of H.15, the CMT Rate on such CMT Rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls.

•

If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•

If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

•

If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate interest determination date.

Commercial Paper Rate Notes

Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate, plus or minus any spread, and/or multiplied by any spread multiplier, as specified in such note and the applicable pricing supplement. Commercial Paper Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

The “Commercial Paper Rate” for any interest determination date is the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity described in the related pricing supplement, as published in the daily update of H.15 under the heading “Commercial Paper — Nonfinancial” prior to 3:00 p.m., New York City time, on the calculation date for that interest determination date.

The calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:

•

If the above rate is not published in the daily update of H.15 by 3:00 p.m., New York City time, on the calculation date, the Commercial Paper Rate will be the money market yield of the rate on that interest determination date for commercial paper having the index maturity described in the pricing supplement, as published in another recognized electronic source used for the purpose of displaying such rate.

•

If that rate is not published in the daily update of H.15, or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Commercial Paper Rate to be the money market yield of the arithmetic mean of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 a.m., New York City time, on that interest determination date for commercial paper having the index maturity described in the pricing supplement placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized securities rating organization.

•

If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that interest determination date.

“Money market yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market yield =	Dx360 360—(DxM)	X 100

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which the interest is being calculated.

EURIBOR Notes

Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and the applicable pricing supplement. EURIBOR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

The calculation agent will determine EURIBOR on each EURIBOR determination date, which is the second TARGET business day prior to the interest reset date for each interest reset period.

Unless otherwise specified in the applicable pricing supplement, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

•

EURIBOR will be the offered rate for deposits in euro having the index maturity specified in the applicable pricing supplement, beginning on the second TARGET business day after such EURIBOR interest determination date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.

•

If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

•

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Notwithstanding the foregoing, if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant EURIBOR determination date that EURIBOR has been permanently or indefinitely discontinued, the calculation agent will, as directed by us or our designee (which may be our affiliate), after consulting with us, use as a substitute for EURIBOR and for each future EURIBOR interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the calculation agent will, as directed by us or our designee (which may be our affiliate), after consulting with us, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, EURIBOR interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the notes; provided however that if there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage, we may, in our sole discretion, determine or appoint an independent financial advisor to assist in determining an appropriate Alternative Rate and any Adjustments, and any such determination will be binding on us, the calculation agent and the noteholders.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Federal Funds Rate Notes

Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the federal funds rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and the applicable pricing supplement. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement. Federal Funds Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), in accordance with the following provisions:

(i) If “federal funds (effective) rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate with respect to such date for United States dollar federal funds as published in the daily update of H.15 opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such federal funds rate interest determination date for United States dollar federal funds as published in another recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in the daily update of H.15, or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate with respect to such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(ii) If “federal funds open rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date under the heading “Federal Funds” for the relevant index maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for the federal funds rate interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(iii) If “federal funds target rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for such federal funds rate interest determination date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

LIBOR Notes

Prior to the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below in this “— LIBOR Notes” section), if any notes are designated on the cover of the applicable pricing supplement with reference to the London interbank offered rate for deposits, commonly referred to as LIBOR, such notes will bear interest for each interest reset period at an interest rate calculated with reference to LIBOR with the index maturity stated on the cover of the applicable pricing supplement, and the spread and/or spread multiplier, if any, specified on the face of the LIBOR notes and on the cover of the applicable pricing supplement. LIBOR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

For purposes of any notes designated on the cover of the applicable pricing supplement as LIBOR notes, the calculation agent will determine LIBOR for each interest determination date relating to such LIBOR notes as follows:

(i) With respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to LIBOR (a “LIBOR interest determination date”), LIBOR will be the rate for deposits in the designated LIBOR currency having the index maturity specified on the cover of the applicable pricing supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR interest determination date. If no such rate so appears, LIBOR on such LIBOR interest determination date will be determined in accordance with provision described in clause (ii) below.

(ii) With respect to LIBOR interest determination date on which no rate is displayed on Reuters Page LIBOR01 as specified in clause (i) above, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the dealers) in the London interbank market, as selected by the calculation agent to provide the calculation agent with its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified on the cover of the applicable pricing supplement, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on such LIBOR interest determination date by three major banks (which may include affiliates of the dealers) in such principal financial center selected by the calculation agent for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time; provided, however, that if the interest determination provided for in the preceding sentences of this clause (ii) are not available, then the calculation agent, after consulting such sources as it deems comparable to the foregoing display page, or any such source it deems reasonable from which to estimate LIBOR for the designated LIBOR currency, shall determine LIBOR for the relevant interest period in its sole discretion.

Notwithstanding the foregoing paragraph, if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant LIBOR interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to LIBOR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the LIBOR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus or minus the spread specified in the applicable pricing supplement.

Effect of Benchmark Transition Event and Related Benchmark Replacement Date

Benchmark Replacement. If we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for the LIBOR notes, the applicable Benchmark Replacement will replace the then-current Benchmark for the LIBOR notes for all purposes relating to the LIBOR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and our designee will not make any such determination, decision or election to which we object; and

•

notwithstanding anything to the contrary in this prospectus supplement, the indentures or the LIBOR notes, shall become effective without consent from the holders of the LIBOR notes or any other party.

The calculation agent shall have no liability for not making any determination, decision or election pursuant to the benchmark transition provisions. We may designate an entity (which entity may be a calculation agent and/or our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth herein or in any applicable pricing supplement.

Additional Information about SOFR. As further described herein, the rate of interest on the LIBOR notes will, in the circumstances described herein, be determined by reference to either Term SOFR or Compounded SOFR. For additional information on SOFR, please see below under “— SOFR — Additional Information about SOFR.”

Certain Defined Terms. As used in this “— LIBOR Notes” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark (if applicable), plus the Benchmark Replacement Adjustment for such Benchmark (if applicable); provided that if the calculation agent (after consulting with us) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5) the sum of: (a) the alternate rate of interest that has been selected by us or our designee (which may be our affiliate), after consulting with us, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (which may be our affiliate), after consulting with us, giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, changes to (1) any interest determination date, interest payment date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the LIBOR notes and the conventions relating to such determination and calculations with respect to interest, (3) the timing and frequency of making interest payments, (4) rounding conventions, (5) tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period) and (6) any other terms or provisions of the LIBOR notes, in each case that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (which may be our affiliate), after consulting with us, decides that implementation of any portion of such market practice is not administratively feasible or if we or our designee (which may be our affiliate), after consulting with us, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (which may be our affiliate), after consulting with us, determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us or our designee (which may be our affiliate), after consulting with us, in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, we or our designee (which may be our affiliate), after consulting with us, determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee (which may be our affiliate), after consulting with us, giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, U.S. dollars.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“Interpolated Benchmark” with respect to the Benchmark (if applicable) means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. “Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-current Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the relevant interest determination date, and (2) if the Benchmark is not LIBOR, the time determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated into this prospectus supplement by reference.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Prime Rate Notes

Prime Rate notes will bear interest for each interest reset period at an interest rate equal to the Prime Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in the Prime Rate notes and the applicable pricing supplement. Prime Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

The “Prime Rate” for any interest determination date is the prime rate or base lending rate on that date, as published in the daily update of H.15 by 3:00 p.m., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date as published in another recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:

•

If the rate is not published in the daily update of H.15, or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on USPRIME1 as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, for that interest determination date.

•

If at least one rate but fewer than four rates appear on USPRIME1 on the interest determination date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the interest determination date by three major money center banks in the City of New York selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the interest determination date.

“USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying Prime Rates or base lending rates of major U.S. banks.

SOFR Notes

Prior to the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below in this “— SOFR Notes” section), if any notes are designated on the cover of the applicable pricing supplement with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, such notes will bear interest calculated by reference to a 30-, 60- or 90-day average SOFR, or any other SOFR rate or SOFR index rate, as may be published at such time by the Federal Reserve Bank of New York or calculable at such time by reference to such published rates, in each case as specified in the applicable pricing supplement, and the spread and/or spread multiplier, if any, specified on the face of the SOFR notes and on the cover of the applicable pricing supplement. SOFR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

For purposes of any notes designated on the cover of the applicable pricing supplement as SOFR notes, we or our designee (which may be our affiliate) will determine SOFR for each interest determination date, as specified in the applicable pricing supplement, by reference to such rates as published by the Relevant Governmental Body, as the administrator of such rate (or a successor administrator), on the Federal Reserve Bank of New York’s Website (or the reference page for any successor administrator) on or about 5:00 p.m. (New York City time) on the applicable determination date. If no such rate so appears, or the rates necessary for the applicable calculation do not appear, in accordance with the preceding sentence, the applicable SOFR or SOFR rate or SOFR index rate, as applicable, shall be determined on the basis to be described in the applicable pricing supplement.

Notwithstanding the foregoing paragraph, if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant SOFR interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus or minus the spread specified in the applicable pricing supplement.

Effect of Benchmark Transition Event and Related Benchmark Replacement Date

Benchmark Replacement. If we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for the SOFR notes, the applicable Benchmark Replacement will replace the then-current Benchmark for the SOFR notes for all purposes relating to the SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and our designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in this prospectus supplement, the indentures or the SOFR notes, shall become effective without consent from the holders of the SOFR notes or any other party.

The calculation agent shall have no liability for not making any determination, decision or election pursuant to the benchmark transition provisions. We may designate an entity (which entity may be a calculation agent and/or our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth herein or in any applicable pricing supplement.

Certain Defined Terms. As used in this “— SOFR Notes” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, the Specified SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to such Specified SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee (which may be our affiliate), after consulting with us, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (which may be our affiliate), after consulting with us, giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, changes to (1) any interest determination date, interest payment date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the SOFR notes and the conventions relating to such determination and calculations with respect to interest, (3) the timing and frequency of making interest payments, (4) rounding conventions, (5) tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period) and (6) any other terms or provisions of the SOFR notes, in each case that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (which may be our affiliate), after consulting with us, decides that implementation of any portion of such market practice is not administratively feasible or we or our designee (which may be our affiliate), after consulting with us, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (which may be our affiliate), after consulting with us, determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means the time determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve System and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve System and/or the FRBNY or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated into this prospectus supplement by reference.

“Specified SOFR” means the 30-, 60- or 90-day average SOFR, or other SOFR rate or SOFR index rate, as specified in the applicable pricing supplement of the SOFR notes.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information about SOFR

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC, and SOFR is filtered by the Federal Reserve Bank of New York to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the Federal Reserve Bank of New York, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The Federal Reserve Bank of New York also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the Federal Reserve Bank of New York would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by the dealers or their affiliates.

The Federal Reserve Bank of New York currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the Federal Reserve Bank of New York publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the Federal Reserve Bank of New York’s publication would indicate the revision. This revision threshold will be reviewed periodically by the Federal Reserve Bank of New York and may be changed based on market conditions.

SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, and we have no control over its determination, calculation or publication. The Federal Reserve Bank of New York started publishing SOFR in April 2018. The Federal Reserve Bank of New York also has published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Neither the Federal Reserve Bank of New York’s Website, nor any of the information or materials available thereon, are a part of this document or incorporated herein by reference.

Treasury Rate Notes

Treasury Rate notes will bear interest at a rate equal to the Treasury Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in the Treasury Rate notes and the applicable pricing supplement. Treasury Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

The “Treasury Rate” for any interest determination date is the rate from the auction held on such treasury rate interest determination date (the “auction”) of direct obligations of the United States (“treasury bills”) having the index maturity specified in such pricing supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) by 3:00 p.m., New York City time, on the calculation date for that interest determination date.

The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:

•

If the rate is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the auction rate of such Treasury Bills as published in the daily update of H.15, or such recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High.”

•

If the rate is not so published by 3:00 p.m., New York City time, on the calculation date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the bond equivalent yield of the auction rate of such Treasury Bills as otherwise announced by the United States Department of Treasury.

•

If the results of the most recent auction of Treasury Bills having the index maturity described in the pricing supplement are not published or announced as described above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held on the interest determination date, then the Treasury Rate will be the bond equivalent yield on such interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement as published in the daily update of H.15 under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date of such Treasury Bills as published in another recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/ Treasury Bills (Secondary Market).”

•

If such rate is not published in the daily update of H.15, or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) for the issue of Treasury Bills with a remaining maturity closest to the index maturity described in the related pricing supplement. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that interest determination date.

“Bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	Dx360 360—(DxM)	X 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Discount Notes

We may issue discount notes. A discount note generally is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the amount payable at acceleration of maturity to the holder of a discount note will be the sum of:

•	the amortized face amount of the note; and

•	in the case of an interest-bearing note issued as a discount note, any accrued but unpaid stated interest payments.

Unless otherwise specified in the applicable pricing supplement, the amount payable upon redemption to the holder of a discount note will be the sum of:

•	the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement; and

•	in the case of an interest-bearing note issued as a discount note, any accrued but unpaid stated interest payments.

For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of a discount note is equal to the sum of:

•	the issue price of the discount note; and

•

the portion of the difference between the issue price and the principal amount of the discount note that has been amortized at the yield of the discount note, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, at the date as of which the amortized face amount is calculated. See “Certain United States Federal Income Tax Consequences — U.S. Holders — Original Issue Discount.”

In no event can the amortized face amount exceed the principal amount of the note due at its stated maturity date.

Persons considering the purchase of discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Consequences — U.S. Holders — Original Issue Discount.”

Indexed Notes

We may issue notes for which the amount of interest or principal that you will receive will not be known on your date of purchase. We will specify the formulae for computing interest or principal payments for these types of notes, which we call “indexed notes”, by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or composites or baskets of any or all of the above. Examples of indexed items that we may use include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese Yen, or the price in a particular market of a barrel of West Texas intermediate crude oil.

If you purchase an indexed note, you may receive a principal amount at maturity that is greater than or less than the note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the indexed note and the level of the specified indexed item throughout the term of the indexed note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the applicable pricing supplement, as well as additional risk factors unique to the indexed note, certain historical information for the specified indexed item and certain additional United States federal income tax considerations.

An investment in indexed notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. See “Risk Factors — The Risk of Loss to You as a Result of Linking Principal or Interest on Payments on Indexed Notes to an Index Can Be Substantial.”

Accordingly, as prospective investors you should consult your own financial and legal advisors on the risks associated with an investment in indexed notes.

Renewable Senior Notes

We may issue senior notes, which are “renewable notes.” These notes will mature on an interest payment date as specified in the applicable pricing supplement (the “initial maturity date”), unless the maturity of all or any portion of the principal amount is extended as described below. On the interest payment dates in June and December each year (unless different interest payment dates are specified in the pricing supplement), which are

“election dates”, the maturity of the renewable notes will be extended to the interest payment date occurring 12 months after the election date, unless the holder elects to terminate the automatic extension of the maturity of the renewable notes or any portion having a principal amount of $1,000 or any multiple of $1,000 in excess thereof. To terminate, notice has to be delivered to the paying agent not less than nor more than the number of days specified in the applicable pricing supplement prior to the related election date. The option may be exercised with respect to less than the entire principal amount of the renewable notes so long as the principal amount for which the option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. The maturity of the renewable notes may not be extended beyond the final maturity date that is set forth in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity and the election is not revoked, then the portion of the renewable note for which election was made will become due and payable on the interest payment date, unless another date is set forth in the pricing supplement, falling six months after the election date prior to which the holder made such election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to the paying agent on any day following the effective date of the election to terminate the automatic extension and prior to the date 15 days before the date on which the portion would have matured.

If a note is represented by a global security, DTC or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other DTC participant through which it holds an interest in the note to notify DTC of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a renewable note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

Extendible Senior Notes

The pricing supplement relating to each senior note will indicate whether we have the option to extend the stated maturity of such note (an “extendible note”) for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date described in the related pricing supplement.

We may exercise our option to extend the extendible note by notifying the applicable trustee (or any duly appointed paying agent) at least 50 but not more than 60 days prior to the then effective maturity date. If we elect to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice (“extension notice”) informing the holder of our election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

However, we may, not later than 20 days prior to the maturity date of an extendible note (or, if such date is not a business day, on the immediately succeeding business day), at our option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the extendible note. The notice will be irrevocable.

If we elect to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by us on the then effective maturity date. In order for an extendible note to be so repaid on the maturity date, we must receive, at least 25 days but not more than 35 days prior to the maturity date:

(1) the note with the form “Option to Elect Repayment” on the reverse of the note duly completed; or

(2) a facsimile transmission, telex or a letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the applicable trustee (or paying agent) not later than the fifth business day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the applicable trustee or paying agent receives the note and form duly completed by that fifth business day. A holder of an extendible note may exercise this option for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

If a note is represented by a global security, DTC or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant through which it holds an interest in the note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

Optional Redemption, Repayment and Repurchase

We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before the stated maturity and the price or prices at which, and date or dates on which, redemption may occur.

If we are allowed to redeem a note, we may exercise the option by notifying the applicable trustee at least 45 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the trustee will deliver notice or cause the paying agent to deliver notice of redemption to the holders. If we partially redeem a note, we will issue a new note or notes for the unredeemed portion.

The pricing supplement relating to a senior note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.

For a note to be repaid at your option, the paying agent must receive at least 30 but not more than 45 days prior to an optional repayment date, such note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the note and the form entitled “Option to Elect Repayment” will be received by the paying agent no later than five business days after such facsimile or letter. If you present a note for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your note will be cancelled, and we will issue a new note or notes for the remaining amount.

DTC or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold a note interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

If a note is a discount note (other than an indexed note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of a discount note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the pricing supplement. However, for this purpose, in no case will the amortized face amount of a discount note exceed its principal amount. See “Certain United States Federal Income Tax Consequences — U.S. Holders — Original Issue Discount.”

We reserve the right at any time to purchase notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any notes that we purchase.

Subordination of Series R Notes

Unless otherwise indicated in the applicable pricing supplement, the following provisions shall apply to the Series R notes and the subordinated indenture.

Tier 2 Capital Debt Securities. Under our subordinated indenture, we may issue subordinated debt securities that qualify as Tier 2 capital, subject to certain limits, in accordance with the regulations of the Federal Reserve Board.

Subordination Provisions. The Series R notes will be our direct unsecured subordinated obligations. The Series R notes will be subordinated and junior in right of payment to all Senior Indebtedness and in certain circumstances relating to our insolvency, bankruptcy, or similar case or proceeding, or our liquidation, dissolution or winding up (an “insolvency event”) to all Other Senior Obligations. In addition, we may make no payments on the Series R notes in the event:

•	we default in any payment on any Senior Indebtedness, or an event of default on any Senior Indebtedness permitting the holders to accelerate its maturity exists;

•	a judicial proceeding is pending with respect to such default or event of default; or

•	we become subject to a Federal Reserve or other enforcement action that limits our payments on our subordinated notes.

Each holder of a Series R note, by accepting the same, agrees to be bound by the provisions of our subordinated indenture, and authorizes and directs the trustee to take such action on its behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of the Series R notes as provided in our subordinated indenture, and appoints the trustee as attorney-in-fact for any and all such purposes.

“Senior Indebtedness” as used in the subordinated indenture means the principal of, and premium, if any, and interest on all indebtedness of KeyCorp for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed, incurred or guaranteed after that date for U.S. federal bank regulatory purposes as described below, except (i) subordinated debt securities issued under the subordinated indenture and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities in right of payment upon the happening of an insolvency event, and (ii) indebtedness which ranks junior to and not equally with or prior to the indebtedness referred to in clause (i) above in right of payment upon the happening of an insolvency event; and any renewals, extensions, modifications and refundings of any such Indebtedness.

“Other Senior Obligations” means any of our obligations to our creditors, whether outstanding on the date of execution of the subordinated indenture or created, assumed, incurred or guaranteed after that date, except:

•	Senior Indebtedness;

•

Subordinated debt securities (including the Series R notes) issued under the subordinated indenture and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities (including the Series R notes) in right of payment upon the happening of an insolvency event; and

•	indebtedness which ranks junior to and not equally with or prior to indebtedness referred to in the clause above in right of payment upon any insolvency event.

In the event that we issue any Series R notes that are to be treated as Tier 2 capital, we will cause such notes to meet all of the criteria under applicable Federal Reserve capital rules, including, among other things, the following:

•

the notes must be subordinated to our general creditors, as defined by the Federal Reserve, which generally includes all our senior indebtedness, excluding trade creditors. Senior indebtedness includes, at a minimum, all borrowed money, similar obligations arising from off-balance sheet guarantees and direct-credit substitutes, obligations associated with derivative products such as interest rate and foreign-exchange contracts, commodity contracts, and similar arrangements, and, in addition, for depository institutions, depositors;

•	The notes must be unsecured and not guaranteed;

•	The notes must have an original maturity of at least five years, with the amount that can be included in Tier 2 capital being reduced by 20% per year beginning five years from the date of maturity;

•	Holders can have no rights of acceleration of maturity except upon an insolvency event with respect to the Company or receivership or conservatorship of KeyBank;

•	The notes by their terms cannot be callable for at least five years except under certain limited circumstances; and

•

We may not call or redeem the notes at any time prior to maturity without prior Federal Reserve Board approval and no holder of such notes should expect these notes to be called or redeemed prior to maturity.

The subordinated indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Senior Obligations, and additional Senior Indebtedness may include indebtedness for money borrowed that is senior to the Series R notes, but subordinated to other obligations. The Series Q notes, if issued, will constitute Senior Indebtedness.

Insolvency Event. Upon the occurrence of an insolvency event, the payment of principal of, premium, if any, or interest, if any, on the Series R notes is subordinated to the payment in full to the holders of the Senior Indebtedness. Each holder of a Series R note, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Series R notes, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

If, after we have made those payments on the Senior Indebtedness and on the Other Senior Obligations, (1) there are amounts available for payment on the Series R notes and (2) creditors in respect to the Other Senior Obligations have not received their full payments, then we will first use amounts available for payment on the Series R notes to pay in full all Other Senior Obligations before we may make any payment on the Series R notes.

By reason of the subordination provisions, the holders of Series R notes may recover less than the holders of Senior Indebtedness and the holders of Other Senior Obligations.

Ownership of Voting Stock of Significant Banks

The senior indenture contains a covenant by us that we will not sell or otherwise dispose of, or grant a security interest in, or permit a Significant Bank to issue, any shares of voting stock of the Significant Bank, unless we will own free of any security interest at least 80% of the issued and outstanding voting stock of the Significant Bank. The covenant will not apply if:

•

the proceeds of the sale or disposition are invested, within 90 days, in any subsidiary (including any corporation which after such investment becomes a subsidiary) engaged in a banking business or any business legally permissible for bank holding companies. However, if the proceeds are so invested in any subsidiary engaged in a business legally permissible for bank holding companies other than a banking business, we may not sell or otherwise dispose of, or grant a security interest in, or permit the subsidiary to issue, any shares of voting stock of the subsidiary to the same extent as if such subsidiary were a Significant Bank if, upon making the investment, the assets of or held for the account of the subsidiary constitutes 10% or more of our consolidated assets; or

•	the disposition is made in exchange for the stock of any bank.

“Significant Bank” means any of our directly or indirectly owned bank subsidiaries which assets constitute 10% or more of our consolidated assets. Currently, KeyBank is the only Significant Bank.

The subordinated indenture does not contain a similar covenant.

Events of Default

You will have special rights if an Event of Default occurs with respect to the notes and is not otherwise cured, as described later in this subsection.

Senior Indenture. The term “Event of Default” in respect of the Series Q notes means any of the following:

•	We do not pay the principal of, or any premium on, any Series Q note on its due date.

•	We do not pay interest on any Series Q note within 30 days of its due date.

•

We remain in breach of a covenant in respect of the Series Q notes (other than a warranty or covenant solely for the benefit of a series other than the Series Q notes) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the Series Q notes outstanding.

•

We or any Significant Bank owned by us file for bankruptcy, certain events of bankruptcy, insolvency or reorganization relating to us or any Significant Bank occur, or we or a Significant Bank goes into receivership or conservatorship.

•

We are required to accelerate the maturity of any indebtedness in an aggregate principal amount exceeding $20 million, for money borrowed by us or a Significant Bank, if the acceleration is not rescinded or annulled within 10 days after we receive a written notice of default specifying such default and requiring us to cause such acceleration to be rescinded or annulled. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the senior debt securities of that series outstanding.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. In addition, the trustee must withhold notice for certain defaults for a period of 60 days.

If an Event of Default, other than the filing for bankruptcy or the happening of certain events of bankruptcy, insolvency or reorganization, has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the Series Q notes are discount notes, a specified portion of the principal amount) of all the Series Q notes to be due and immediately payable. This is called a declaration of acceleration of maturity.

Upon a filing for bankruptcy or the occurrence of certain events of bankruptcy, insolvency or reorganization, the trustee or the holders of 25% in principal amount of all the Series Q notes then outstanding may declare the entire principal amount (or, if the Series Q notes are discount notes, a specified portion of the principal amount) of all the outstanding Series Q notes to be due and immediately payable.

A declaration of acceleration of maturity may, under certain circumstances, be canceled by the holders of at least a majority in principal amount of the Series Q notes then outstanding.

Subordinated Indenture. The term “Event of Default” in respect of the Series R notes means certain events occur relating to our bankruptcy, insolvency or reorganization or the receivership of a Major Bank.

“Major Bank” means any of our directly or indirectly owned bank subsidiaries which assets constitute 75% or more of our consolidated assets. Currently, KeyBank is the only Major Bank.

Upon the occurrence of certain events of bankruptcy, insolvency or reorganization, or receivership of a Major Bank, the trustee or the holders of 25% in principal amount of all the Series R notes then outstanding may declare the entire principal amount (or, if the Series R notes are discount notes, a specified portion of the principal amount) of all the outstanding Series R notes to be due and immediately payable.

A declaration of acceleration of maturity may, under certain circumstances, be canceled by the holders of at least a majority in principal amount of the Series R notes then outstanding.

Unless otherwise provided in the terms of the Series R notes, there will be no right of acceleration of the payment of principal of the Series R notes upon a default in the payment of principal of, premium, if any, or interest, if any, or a default in the performance of any covenant or any agreement in the Series R notes or subordinated indenture.

In the event a “Default” occurs and is continuing, the trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the Series R notes by appropriate judicial proceeding. “Default” means, with respect to Series R notes, any of the following:

•	An Event of Default.

•	We do not pay the principal of, or any premium on, any Series R note at its maturity.

•	We do not pay interest on any Series R note on its due date and such default continues for a period of 30 days after its due date.

•

We remain in breach of a warranty or covenant in respect of any Series R note (other than a warranty or covenant solely for the benefit of a series other than the Series R notes) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the Series R notes.

The trustee may withhold notice to the holders of notes of any default, except in the payment of principal, premium, if any, or interest, if any, or in the payment of any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. In addition, the trustee must withhold notice for certain defaults for a period of 60 days.

Provisions Common to the Senior and Subordinated Indentures. Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•

You must give your trustee written notice that an Event of Default, in the case of the Series Q notes, or an Event of Default or a Default, in the case of the Series R notes, has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding notes of the relevant series must make a written request that the trustee take action because of the Event of Default or Default, as the case may be, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of such notes must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of principal of, or premium, if any, or, subject to certain conditions, of interest, if any, on the notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the notes, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	We are the continuing corporation or our purchaser or successor is a corporation organized under the laws of the United States of America, or any of its States or the District of Columbia.

•	We are the continuing corporation or our purchaser or successor must agree to assume our obligations on the notes and under the indentures.

•

The merger or sale of assets must not cause, in the case of the Series Q notes, an Event of Default or, in the case of the Series R notes, a Default or an Event of Default, or cause an event, which after notice or lapse of time, would become an Event of Default or a Default.

•

If, as a result of a merger or sale of assets, shares of voting stock of any Significant Bank become subject to a security interest not permitted under the senior indenture, we, or our purchaser or successor, must take all necessary steps to secure the Series Q notes equally and ratably with, or prior to, the indebtedness secured by the security interest.

•	We must deliver certain certificates and documents to the trustee.

Modification or Waiver

Changes Requiring Approval. We and the trustee may modify each indenture with the consent of not less than 66 2/3% in principal amount of each series of outstanding notes affected by the modification. However, we may not, without the consent of each affected holder:

•	change the stated maturity of the principal of, or premium, if any, on any note;

•	change any installment of principal of or interest, if any, on any note;

•	reduce any amounts due on any note;

•	change any obligation to pay additional amounts in respect of any note;

•	reduce the amount of principal of a discount note or indexed security payable upon acceleration of the maturity of a security or payable in bankruptcy;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on any note;

•	impair your right to sue for payment;

•	adversely affect any right to convert a debt security in accordance with its terms;

•	modify the subordination provisions in the subordinated indenture in a manner that is adverse to holders of the Series Q notes;

•	reduce the percentage in principal amount of holders of notes needed to consent to modify or amend the applicable indenture;

•	reduce the percentage in principal amount of holders of notes needed to consent to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

•	reduce the requirements for voting or quorum relating to bearer securities; and

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of holders whose consent is required for these actions or to provide that certain provisions of the applicable indenture cannot be modified or waived without the consent of each affected holder.

In addition, under the subordinated indenture, no modification may affect the rights of any holder of Senior Indebtedness or Other Senior Obligations as described under “Subordination of Series R Notes” without the consent of the affected holder of Senior Indebtedness or Other Senior Obligations.

Changes Not Requiring Approval. Certain changes do not require any vote by the holders of any notes. They are limited to clarifications and certain other changes that would not adversely affect holders of the outstanding notes in any material respect.

Waiver. The holders of at least 66 2/3% in principal amount of any series of notes issued under an indenture may waive, on behalf of the holders of that series, our compliance with certain restrictive provisions in that indenture. Similarly, the holders of at least 66 2/3% in principal amount of any series of notes issued under an indenture may waive, on behalf of the holders of that series, any past default under that indenture, except a default in the payment of principal, or premium, if any, or interest, if any, or in the performance of certain covenants or provisions which can only be modified with the consent of each affected holder. See “— Changes Requiring Approval.”

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the notes or request a waiver.

Discharge, Covenant Defeasance and Full Defeasance

Discharge. Under terms satisfactory to the trustee, we may discharge certain obligations to holders of any series of notes issued under the respective indentures which have not already been delivered to the trustee for cancellation. Such notes must also:

•	have become due and payable;

•	be due and payable by their terms within one year; or

•	be scheduled for redemption by their terms within one year.

Covenant Defeasance. We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:

•

We must deposit irrevocably in trust for the benefit of all holders of the notes of the particular series money and/or U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity.

Full Defeasance. If there is a change in federal tax law allowing us to deliver the opinion described below, we can legally release ourselves from all payment and other obligations (subject to limited exceptions) on the notes of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for the benefit of all holders of the notes of the particular series money and/or Government Obligations that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an Internal Revenue Service (or “IRS”) ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity. Under current federal tax law, the deposit and our legal release from the notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your notes and you would recognize gain or loss on the notes at the time of the deposit.

Unless otherwise provided in the applicable pricing supplement, if, after we have irrevocably deposited the funds to effect defeasance or covenant defeasance with respect to notes of a series,

•	the holder of the notes of the series is entitled to and elects to receive payment in a currency other than that in which the deposit has been made, or

•

a Currency Conversion Event (as defined in the applicable indenture) occurs, then the indebtedness represented by the notes will be fully discharged through the payment of the principal of, premium, if any, and interest, if any, on the notes out of the proceeds yielded by converting the deposited amount into the currency in which the notes become payable as a result of the election or Currency Conversion Event based on the applicable Market Exchange Rate. Unless the applicable pricing supplement provides otherwise, all payments on any note that is payable in a foreign currency with respect to which a Currency Conversion Event occurs will be made in U.S. dollars.

If we accomplish covenant defeasance or full defeasance, you can still look to us for payment of the notes if the trustee or any paying agent is prevented by order or judgment of any court or governmental authority from making payment. However, if we make such payment to you, we will be subrogated to the rights of the holders of the applicable notes to receive the payment from the money held by the trustee or paying agent.

Concerning the Trustee

Deutsche Bank Trust Company Americas is trustee under both indentures. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with Deutsche Bank Trust Company Americas and its affiliates in the ordinary course of business. The trustee may resign or be removed provided that a successor trustee is appointed.

In the event we issue debt securities under an indenture with Deutsche Bank Trust Company Americas and Deutsche Bank Trust Company Americas is also a trustee for any subordinate or superior class of debt securities under another indenture, a default under either indenture could cause a conflict of interest for Deutsche Bank Trust Company Americas under the Trust Indenture Act. If such a default is not cured or waived within 90 days after the trustee has acquired the conflict of interest, the trustee is required under the Trust Indenture Act to either eliminate such conflict of interest or resign as trustee with respect to the debt securities issued under one of the indentures. In the event the trustee resigns, we will promptly appoint a successor trustee with respect to the affected debt securities.

Form of Notes; Book-Entry Notes

We will issue the notes in registered form, in either in book-entry form only or in “certificated” form. Notes issued in book-entry form will be represented by global notes. We expect that we will usually issue notes in book-entry only form represented by global notes. We and the Agents will agree on the form of notes to be issued in respect of any series of notes. Notes may be issued in the form of global notes, which we may elect to issue in the form of one or more master global notes. A master global note will evidence our indebtedness under one or more series of notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on the records of KeyCorp maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by a master global note. We refer to each of these notes as a global note.

You may elect to hold interests in the registered global notes either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

Certain information regarding DTC, Clearstream and Euroclear, respectively, is set forth below.

The Depository Trust Company

Unless we indicate otherwise in the applicable pricing supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the book-entry notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of notes, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. For example, Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

We have obtained the information in this section about DTC, Clearstream and Euroclear from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC, Clearstream or Euroclear, or their participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Global Clearance and Settlement

Unless otherwise specified in a pricing supplement with respect to a particular tranche of notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Unless we indicate otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars; we will make principal and interest payments on the notes in U.S. dollars; and you must pay the purchase price of the notes in immediately available funds. If any of the notes (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement. Any information we furnish you concerning exchange rates is furnished as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request on or prior to the third business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents such offer to purchase foreign currency notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. The agent or agents will make each such conversion on such terms and subject to such conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of such basket and a description of provisions for payment in the event such currency basket is no longer used for the purposes for which it was established.

Payment of Principal and Interest

We will pay the principal of and interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

If you hold a foreign currency note, we will base any U.S. dollar amount that you are owed on the highest bid quotation in The City of New York received by our agent specified in the applicable pricing supplement (the “exchange rate agent”) at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of the foreign currency note by deductions from such payments.

Unless we indicate otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of and interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the paying agent on or prior to the regular record date or at least 15 calendar days prior to maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile or other electronic transmission. As a holder of a foreign currency note, you may elect to receive payment in the specified currency for all principal and interest payments and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the regular record date or at least 15 calendar days prior to the maturity date, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

If a note is represented by a global security, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity, as the case may be, of such beneficial owner’s election. The participant must notify DTC of such election on or prior to the third business day after such record date or at least 12 calendar days prior to the maturity, as the case may be, and DTC will notify the trustee of such election on or prior to the fifth business day after such record date or at least 10 calendar days prior to the maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and such instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Form of Notes — Book-Entry Notes.”

We will pay principal and interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus, any applicable pricing supplement, and this prospectus supplement with respect to notes denominated in U.S. dollars. See “Description of Notes — General.” We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date to the persons entitled thereto to the address of such holders as they appear in the security register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of foreign currency notes, together with interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of such notes at the corporate trust office of the paying agent, or, at our option, by wire transfer to such bank account.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls, because it is no longer used by the government of the country issuing such currency, because it is no longer used for the settlement of transactions by public institutions of the international banking community, or as a result of other circumstances beyond our control, then, until such currency is again available or used, we will be entitled to satisfy our obligations to holders of foreign currency notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to such payment or, if not then available, on the basis of the most recently available market exchange rate or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the notes.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination.

The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency, unless such composite currency is itself officially redenominated.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes or currency indexed notes, your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Squire Patton Boggs (US) LLP, special tax counsel to KeyCorp, the following summary accurately describes certain material United States federal income tax considerations which may pertain to the purchase, ownership and disposition of notes as of the date hereof. This summary is based on the Code, final and temporary regulations promulgated under the Code (the “Treasury Regulations”), rulings and decisions now in effect, all of which are subject to change (either retroactively or prospectively and including changes in effective dates) or possible differing interpretations, which could result in United States federal income tax consequences different from those discussed below. The summary deals only with beneficial owners holding notes as capital assets and does not purport to deal with beneficial owners in special tax situations, such as:

•	banks or financial institutions,

•	insurance companies,

•	regulated investment companies,

•	real estate investment trusts,

•	brokers and dealers in securities or currencies,

•	tax-exempt entities,

•	personal holding companies,

•	entities or arrangements treated as partnerships for United States federal income tax purposes or other pass-through entities, and investors therein,

•	certain former citizens or former residents of the United States,

•	persons subject to the alternative minimum tax,

•	non-United States persons subject to special rules, such as “controlled foreign corporations” and “passive foreign investment companies” (each within the meaning of the Code),

•	persons holding notes as a hedge against currency risks or as a position in a “straddle” or conversion transaction for tax purposes, or

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

The United States federal income tax consequences of purchasing, holding or disposing of amortizing notes, extendible notes, renewable notes, indexed notes, foreign currency notes (other than the single foreign currency notes (as defined below)) and floating rate notes that provide for one base rate followed by a different base rate, a base rate followed by a fixed rate, or a fixed rate followed by a base rate, will be set out in the applicable pricing supplement.

The summary also does not address holders other than original purchasers except as provided below. Additional tax considerations or consequences may result from the particular terms established in any pricing supplement or in any note. This tax summary is limited to the present federal income tax laws of the United States and, except as otherwise provided by the United States federal securities laws, Squire Patton Boggs (US) LLP assumes no obligation to revise or supplement this tax summary with respect to notes issued pursuant to this prospectus supplement and the accompanying prospectus in the event the present laws referred to above change by legislative action, judicial decision, or otherwise, or the facts as they presently exist change to the extent any such changes occur after the date of issue of such notes.

Persons considering the purchase, ownership, or disposition of the notes should consult their own tax advisors concerning the application of United States federal income and other tax laws (including estate and gift tax laws) to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or non-United States taxing jurisdiction.

As used herein, a “U.S. holder” of a note means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or if the trust has validly made an election to be treated as a “United States person” (within the meaning of the Code) under applicable Treasury Regulations.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for United States federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds a note, the tax treatment of the partner generally will depend upon the status of the partner and the activities of the partnership. Partners and partnerships holding notes should consult their tax advisors regarding the United States federal tax consequences of the purchase, ownership and disposition of the notes.

“Single foreign currency note” means a note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single foreign currency. “Foreign currency” means a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

U.S. Holders

Interest

As a general rule, interest paid or accrued on the notes, including qualified stated interest on notes with original issue discount, if any, will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for United States federal income tax purposes must include interest paid or accrued on the notes in income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for United States federal income tax purposes must include interest in income when payments are received or constructively received by the U.S. holder, except as described below under the section entitled “— Original Issue Discount.”

Original Issue Discount

A note with a term greater than one year may be issued with original issue discount for United States federal income tax purposes (i.e., a discount note). Generally, original issue discount will arise if the stated redemption price at maturity (generally, the sum of all payments to be made under the note other than payments of qualified stated interest) of a note exceeds its issue price by at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity or if a note has certain interest payment characteristics (e.g., certain interest holidays, interest payable in debt of the issuer, stepped interest rates or interest rates based upon multiple indices). The issue price of notes that are issued for cash will be the first price at which a substantial amount of the notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored). “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property

(other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments) with certain exceptions for lower rates paid during some periods. If a note is issued with original issue discount, a U.S. holder of the note will be required to include original issue discount amounts in gross income for United States federal income tax purposes on an accrual basis using the constant yield to maturity method and, as a result, a U.S. holder may be required to include these amounts in income in advance of receipt of the cash payments to which the amounts are attributable. Any amounts included in income as original issue discount with respect to a note will increase a U.S. holder’s adjusted tax basis in the discount note.

Computation of Original Issue Discount

The amount of original issue discount includible in income by a U.S. holder of a note having original issue discount is the sum of the daily portions of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year in which the U.S. holder holds the note. Generally, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a note may be of any length selected by the U.S. holder and may vary in length over the term of the note as long as (1) no accrual period is longer than one year and (2) each scheduled payment of interest or principal on the note occurs either on the final or first day of an accrual period.

The amount of original issue discount allocable to an accrual period equals the excess, if any, of:

•

the product of the note’s adjusted issue price at the beginning of the accrual period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

•	the sum of the payments of qualified stated interest on the note allocable to the accrual period.

The “adjusted issue price” of a note at the beginning of any accrual period (determined without regard to the amortization of any acquisition or bond premium, as discussed below) is (a) the sum of the issue price of the note and the accrued original issue discount for each prior accrual period less (b) any prior payments on the note that were not qualified stated interest payments.

Treasury Regulations provide special rules for notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption. Notes which may be redeemed in whole or in part prior to their stated maturity will be treated as having a maturity date for United States federal income tax purposes on the earlier redemption date if this redemption would result in a lower yield to maturity in the case of a redemption at the issuer’s option or a higher yield to maturity in the case of a redemption at the U.S. holder’s option. Notice will be given in the applicable pricing supplement when we determine that a particular note will be deemed to have a maturity date for United States federal income tax purposes prior to its stated maturity. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of those notes.

De Minimis Rule

If a note is issued with de minimis original issue discount, because its stated redemption price at maturity exceeds its issue price by less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the U.S. holder generally must include any de minimis original issue discount in income as stated principal payments are made, in proportion to the amount of principal paid unless the election described below under “— Election to Treat All Interest as Original Issue Discount” is made. If there is sale or exchange of a note before all of the de minimis original issue discount has been included in income, any amount of gain attributable to de minimis original issue discount that is recognized on the sale or exchange will be treated as capital gain.

Variable Rate Debt Instrument

Floating rate notes may be subject to rules that differ from these general rules described above. Prospective investors should consult their own tax advisors with respect to the tax consequences of any prospective purchase of floating rate notes. In general, a note will be treated as a “variable rate debt instrument” for purposes of the Treasury Regulations only if the note is issued for an amount that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (2) 15% of the total noncontingent principal payments. In addition, to be a variable rate debt instrument, the note must bear stated interest (compounded or paid at least annually) at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A qualified floating rate or objective rate must be set at a current value of that rate, that is, the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. A “qualified floating rate” generally is a rate the variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated. Generally, a multiple of a qualified floating rate will be a qualified floating rate only if it is a fixed multiple that is greater than 0.65, but not more than 1.35. If a note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the instrument, the qualified floating rates together constitute a single qualified floating rate. Two or more qualified floating rates will be conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other.

A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the debt instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from its expected yield absent the restriction. An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information other than a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party (for example, dividends, profits or the value of the issuer’s stock), although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer. The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument’s term will differ significantly from the average value of that rate during the final half of its term.

A “qualified inverse floating rate” is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate, disregarding certain restrictions on that rate, for example, as caps, floors or governors. Finally, the Treasury Regulations specify that a variable rate debt instrument may not provide for any principal payments that are contingent (as described in the next section).

In general, the rules for determining the amount and accrual of original issue discount and qualified stated interest on a variable rate debt instrument convert the debt instrument into a fixed rate debt instrument and then apply the general original issue discount rules to the debt instrument. If a note bears interest that is unconditionally payable at least annually at a single qualified floating rate or an objective rate, all stated interest is qualified stated interest. In the case of a single qualified floating rate or a qualified inverse floating rate, the accrual of original issue discount is determined by assuming that the note bears interest at a fixed rate equal to the qualified floating rate or qualified inverse floating rate, as of the issue date. In the case of an objective rate (other than a qualified inverse floating rate), the accrual of original issue discount is calculated by assuming that the note bears interest at a fixed rate that reflects the yield that is reasonably expected for the note. In both cases, the amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during that period exceeds (or is less than) the interest assumed to be paid. If a note that is a variable rate debt instrument bears interest at a variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount are generally determined by converting the variable rate debt instrument into a fixed rate debt instrument as generally described above, applying the general original issue discount rules, and then making appropriate adjustments for actual interest rates under the note.

Contingent Payment Debt Instruments

Certain of the notes may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the notes may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the U.S. holder. It is possible that notes containing these features will be characterized as “contingent payment debt instruments” for United States federal income tax purposes. The Treasury Regulations relating to the tax treatment of contingent payment debt instruments adopt the “noncontingent bond method” for contingent payment debt instruments that are issued for cash or publicly traded property. Under the noncontingent bond method, the yield on the debt instrument must first be determined based on the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument. A projected payment schedule is then set to fit the yield. Once a projected payment schedule is determined for a debt instrument as of the issue date, interest accrues on the debt instrument based on this schedule. The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash. Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to the notes.

Short-Term Notes

Notes that have a fixed maturity of one year or less (i.e., short-term notes) generally will be deemed to have been issued with original issue discount (generally, the excess of the short-term note’s principal amount, plus all interest payable on the note, over the note’s issue price) because under Treasury Regulations none of the interest is treated as qualified stated interest. In general, an individual or other cash method U.S. holder is not required to accrue original issue discount on a short-term note unless the holder elects to do so. If no election is made, any gain recognized by the U.S. holder on a taxable disposition (including the maturity) of a short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election on a constant yield method (based on daily compounding) through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to a short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for United States federal income tax purposes under the accrual method, and certain other holders, including banks and dealers in securities, are required to accrue original issue discount on a short-term note (unless the holder elects to accrue “acquisition discount” in lieu of original issue discount on such note). “Acquisition discount” is the excess of the remaining stated redemption price at maturity of the short-term note over the U.S. holder’s tax basis in the short-term note at the time of the acquisition. Acquisition discount will be treated as accruing ratably or at the election of the U.S. holder, under a constant yield method based on daily compounding.

Market Discount

If a U.S. holder purchases a note, other than a discount note, for an amount that is less than its issue price or, in the case of a discount note, for an amount that is less than its adjusted issue price as of the purchase date, i.e., revised issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. holder will be required to treat any partial principal payment on or any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent that any market discount has accrued with respect to the note and was not previously included in income by the U.S. holder (pursuant to an election by the U.S. holder to include any market discount in income as it accrues) at the time of such disposition.

Market discount is accrued on a straight-line basis unless the U.S. holder elects to accrue market discount under a constant yield method. If the note is disposed of in a nontaxable transaction (other than certain nonrecognition transactions), a U.S. holder will include any accrued market discount in ordinary income (generally, as interest) as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note, unless the U.S. holder elects to include market discount in income currently as it accrues. If an election were made to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Acquisition Premium

A U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity (generally, the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest) will be considered to have purchased the note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.

Amortizable Bond Premium

A U.S. holder who purchases a note for an amount in excess of the note’s stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the note at a “premium” (i.e., amortizable bond premium). A U.S. holder generally may elect to amortize this premium over the remaining term of the note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the note. The amount amortized in any taxable year will be treated as a reduction of the U.S. holder’s interest income from the note. If a U.S. holder does not make this election, the amount of such premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the note.

For notes purchased at a premium, the premium amount may be amortized to offset interest income only as a U.S. holder takes the qualified stated interest into account under the U.S. holder’s regular accounting method. In the case of instruments that provide for alternative payment schedules, generally, premium is calculated by assuming that both the issuer and the U.S. holder will exercise or not exercise options in a manner that maximizes the U.S. holder’s yield. If a U.S. holder elects to amortize premium for a specific taxable year, that election would apply to all the U.S. holder’s debt instruments held on or after the first day of that taxable year. U.S. holders should consult their own tax advisors as to the calculation of premium, if any, and the maturity date or earlier call date, as applicable, for determining and amortizing the premium.

Election to Treat All Interest as Original Issue Discount

Under the Treasury Regulations, a U.S. holder may elect to treat all interest on any note as original issue discount and calculate the amount includable in gross income under the constant yield method. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for a note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described above, and the electing U.S. holder will be required to amortize bond premium or include market discount in income currently for all of the U.S. holder’s other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Sale, Exchange, Retirement or Other Disposition of a Note

Except as discussed above, upon the sale, exchange, retirement or other disposition of a note, a U.S. holder generally will recognize taxable capital gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition of the note and the U.S. holder’s adjusted tax basis in the note; provided, however that to the extent any gain represents accrued qualified stated interest or accrued original issue discount not previously included in gross income, such gain would be treated as ordinary income. A U.S. holder’s adjusted tax basis in a note generally will equal the U.S. holder’s initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has elected to include market discount in income) and decreased by the amount of any payments made with respect to the notes (other than payments of qualified stated interest) and the amount of any amortizable bond premium offset against qualified stated interest with respect to the note. Except as described above (under “— Market Discount” and “— Contingent Payment Debt Instruments”) and below (under “— Foreign Currency Notes”), the gain or loss generally will be long term capital gain or loss if the note is held for more than one year. Long-term capital gains of individuals currently are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this net investment income tax to your income and gains in respect of your investment in the notes.

Foreign Currency Notes

Cash Basis Holder

A U.S. holder who uses the cash method of accounting and who receives a payment of interest (including qualified stated interest) in foreign currency with respect to a single foreign currency note (other than with respect to a discount note, except to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on the “spot” exchange rate in effect on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency.

Accrual Basis Holders

A U.S. holder who uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount) that has accrued and is otherwise required to be taken into account with respect to a single foreign currency note during an accrual period. The U.S. dollar value of the accrued interest income will be determined by translating that income at the average exchange rate for the accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average exchange rate for the interest accrual period (or partial period) is the simple average of the “spot” exchange rates for each business day of the period or other average exchange rate for the period if the rate is reasonably derived and consistently applied by the taxpayer. The amount of ordinary income or loss recognized on the date such interest is actually received will equal the difference between the U.S. dollar value of the foreign currency payments received (determined by using the “spot” exchange rate in effect on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income that has accrued during the accrual period as determined by using the convention described above or the spot rate convention election method described below.

Spot Rate Convention Election

A U.S. holder may elect to translate accrued interest into U.S. dollars at the “spot rate” on the last day of an accrual period for interest, or, in the case of an accrual period that spans two taxable years, at the “spot rate” on the last day of the taxable year. Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or partial accrual period within the taxable year, an electing U.S. holder may instead translate the original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the date of the receipt. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

For purposes of this discussion, the “spot rate” generally means a rate that reflects a fair market exchange rate available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.

Tax Basis and Tax Character of Gain or Loss on Sale

A U.S. holder generally will have a tax basis in any foreign currency received on the sale, exchange, retirement or other disposition of a single foreign currency note equal to the U.S. dollar value of the foreign currency, determined by using the “spot” exchange rate in effect at the time of the sale, exchange, retirement or other disposition. Any gain or loss realized by a U.S. holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase single foreign currency notes) will be ordinary income or loss.

A U.S. holder’s tax basis in a single foreign currency note, and the amount of any subsequent adjustment to the U.S. holder’s tax basis, generally will be the U.S. dollar value of the foreign currency amount paid for the single foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a single foreign currency note denominated in the same currency ordinarily will not recognize gain or loss in connection with the conversion and purchase. However, a U.S. holder who purchases a single foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the single foreign currency note on the date of purchase.

Gain or loss realized with respect to principal upon the sale, exchange, retirement or other disposition of a single foreign currency note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates generally will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the payment is received or the note is disposed of and the U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the holder acquired the note. The foreign currency principal amount of a single foreign currency note generally equals the issue price in foreign currency of the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a U.S. holder on the sale, exchange, retirement or other disposition of the single foreign currency note. The source of exchange gain or loss will be determined by reference to the residence of the U.S. holder or the “qualified business unit” of the U.S. holder on whose books the note is properly reflected. Any gain or loss recognized by the U.S. holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of an original issue discount note, to the extent of any accrued original issue discount), and generally will be long-term capital gain or loss if the holding period of the single foreign currency note exceeds one year.

Any gain or loss which is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS.

The amount of original issue discount on a single foreign currency note is determined in the relevant foreign currency. The amount of original issue discount that is taken into account currently under general rules applicable to notes other than single foreign currency notes is to be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year) unless the U.S. holder elects to use the alternative method, as described above under “— Spot Rate Convention Election.”

Treasury Regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury Regulations. You should consult with your own tax advisor regarding any tax filing and reporting obligations that may apply in connection with purchasing, owning and disposing of notes denominated in a foreign currency.

Market Discount

With respect to a single foreign currency note, market discount is determined in the foreign currency. In the case of a U.S. holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. In the case of a U.S. holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average exchange rate for the period or periods during which it accrued.

Acquisition Premium

In the case of a single foreign currency note, acquisition premium will be computed in the foreign currency, and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. holder on the accrual basis, as described above.

Amortizable Bond Premium

In the case of a single foreign currency note, amortizable bond premium will be computed in units of the foreign currency, and such amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder may realize exchange gain or loss (taxable as ordinary income or loss), measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

Non-U.S. Holders

Interest Payments and Withholding Tax

Subject to the discussions below under “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act”, a non-U.S. holder will not be subject to United States federal income tax (at graduated rates) or withholding tax (generally at a rate of 30%) on payments of principal, premium, if any, or interest (including original issue discount, if any) on a note, unless income from the note is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, in the case of an applicable tax treaty, is attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), or unless the non-U.S. holder does not qualify for the “portfolio interest exemption.” Generally, a non-U.S. holder will qualify for the portfolio interest exemption if it meets certain certification requirements and is not:

•

a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of stock of the corporation that issued the note that are entitled to vote within the meaning of Section 881(c)(3)(B) of the Code and the Treasury Regulations,

•	a controlled foreign corporation related directly or indirectly to the corporation that issued the note, or

•	a bank receiving such interest in the manner described in Section 881(c)(3)(A) of the Code.

The certification requirement referred to above will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN or W8BEN-E, as applicable, or other successor form, under penalties of perjury, that it is not a United States person and provides its name and address, and

•	the beneficial owner provides IRS Form W-8BEN or W8BEN-E, as applicable, or other successor form to the United States payor (i.e., the withholding agent),

•

in the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution certifies to the withholding agent that it has received the IRS Form W-8BEN or W8BEN-E, as applicable, or other successor form from the holder and furnishes the withholding agent with a copy thereof, or

•

in the case of a note held on behalf of the beneficial owner by a foreign securities clearing organization, bank, or other financial institution, the financial institution files IRS Form W-8IMY or other successor form and has entered into an agreement with the IRS to be treated as a qualified intermediary.

For purposes of the certification requirements, the beneficial owners of payments on a note are those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments.

A non-U.S. holder that does not qualify for the portfolio interest exemption as described above generally will be subject to withholding of United States federal income tax at a rate of 30% on payments of interest on the notes. A non-U.S. holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of United States withholding tax or is exempt from United States withholding tax, provided the non-U.S. holder furnishes the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, establishing the reduction or exemption under the benefit of an applicable income tax treaty and the non-U.S. holder complies with any other applicable procedures. Alternatively, a non-U.S. holder may be exempt from United States withholding tax if it provides a properly executed IRS Form W-8ECI, or applicable successor form, certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (as discussed below under “— Income Effectively Connected with the Conduct of a United States Trade or Business”).

Prospective investors should consult their tax advisors regarding possible additional reporting requirements.

Income Effectively Connected with the Conduct of a United States Trade or Business

If a non-U.S. holder is engaged in a trade or business in the United States, and if interest (including original issue discount) on a note or any gain on the sale, exchange, retirement or other disposition of a note is effectively connected with the conduct of that trade or business (and, in the case of an applicable tax treaty, is attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be subject to regular United States income tax on interest (including original issue discount) on a note and on any gain realized on the sale, exchange, retirement or other disposition of a note in the same manner as if the non-U.S. holder were a U.S. holder (without regard to the tax on net investment income described above). See “— U.S. Holders” above. In lieu of the Form W-8BEN or W-8BEN-E described above, the non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from the withholding tax discussed in the preceding paragraphs.

In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a 30% branch profits tax for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) or any gain recognized on the sale, exchange, retirement or other disposition of a note will be included in the effectively connected earnings and profits of the non-U.S. holder if the interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

Sale, Exchange Retirement or Other Disposition of a Note

Subject to the discussions below under “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act,” generally, a non-U.S. holder will not be subject to United States federal income or withholding taxes on any amount of capital gain recognized by the non-U.S. holder upon a sale, exchange, retirement or other disposition of a note, provided:

•

the capital gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (or, in the case of an applicable tax treaty, is not attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), and

•

in the case of an individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year in which the sale, exchange, retirement or other disposition takes place or certain other conditions are not met.

If a non-U.S. holder is described in the first bullet point, see “— Income Effectively Connected with the Conduct of a United States Trade or Business” above. If a non-U.S. holder is described in the second bullet point, the non-U.S. holder generally will be subject to United States federal income tax at a rate of 30% on the amount by which the non-U.S. holder’s capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.

Backup Withholding and Information Reporting

Beneficial owners should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner’s United States federal income tax provided the required information is furnished to the IRS in a timely manner.

U.S. Holders

Information reporting will apply and backup withholding of United States federal income tax may apply currently at a rate of 24% to payments of principal, premium, if any, and interest (including original issue discount), made in respect of the notes and to certain payments of proceeds of the sale or retirement of a note to U.S. holders who are not “exempt recipients” and who fail to provide and certify certain identifying information (e.g., the U.S. holder’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities may be exempt recipients. Payments made in respect of the notes to a U.S. holder must be reported to the IRS, unless the U.S. holder establishes that it is an exempt recipient or otherwise establishes an exemption.

Non-U.S. Holders

Backup withholding and information reporting will not apply to payments of interest made by the withholding agent to a non-U.S. holder of a note if the non-U.S. holder meets the identification and certification requirements described above under “Non-U.S. Holders — Interest Payments and Withholding Tax,” or otherwise establishes an exemption, provided, in each case, that the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient. Copies of the information returns reporting such interest payments and any withholding may also be made available to the authorities in the country in which the non-U.S. holder resides or is organized under the provisions of an applicable income tax treaty or other agreement.

Under current Treasury Regulations, payments on the sale, exchange or other disposition of a note by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if a broker is

•	a United States person,

•	a controlled foreign corporation for United States federal income tax purposes,

•	a United States branch of a foreign bank or insurance company, or

•

a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or a foreign partnership with certain connections to the United States, then information reporting (but generally not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the beneficial owner is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the non-U.S. holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the beneficial owner is a United States person.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act, which is codified as Sections 1471 through 1474 of the Code and any current or future Treasury Regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code

(“FATCA”) generally imposes a 30% withholding tax on certain United States-source interest payments made to “foreign financial institutions” (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles, and other investment vehicles) and certain other foreign entities. The Code also identifies payments of gross proceeds from the sale, exchange, redemption or retirement of certain financial instruments treated as paying United States-source interest as withholdable payments, and existing Treasury Regulations would require withholding on payments of such gross proceeds. However, in December 2018, the Treasury Department issued proposed regulations that would eliminate withholding on payments of such gross proceeds (but not on payments of interest). Pursuant to those proposed regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued. In the case of payments made to a foreign financial institution, as a beneficial owner or as an intermediary, FATCA withholding generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the United States government (a “FATCA Agreement”) or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), FATCA withholding generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” United States owners (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” United States owners. If the notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold under FATCA on payments of interest and proceeds described above made to (i) a person (including an individual) that fails to comply with certain information requests or (ii) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA.

If any amount of, or in respect of, United States withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither the issuer nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax.

Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

The United States federal income tax summary discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and other disposition of the notes, including the tax consequences under United States federal income tax laws, state, local, non-United States and other tax laws and the possible effects of changes in such laws.

PLAN OF DISTRIBUTION

(CONFLICTS OF INTEREST)

We are offering the notes on a continuous basis through Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC. The Agents have agreed to use their reasonable efforts to solicit orders to purchase the notes. We may also appoint other agents in the future. Unless otherwise agreed by us and the Agents, we will have the sole right to accept offers to purchase notes and we may reject any proposed purchases of the notes in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part. We will pay an Agent, in connection with sales of the notes resulting from a solicitation that an Agent made or an offer to purchase that an Agent received, a commission as agreed between us and an Agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement.

We may also sell the notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at varying prices related to prevailing market prices as will be determined by such Agent or person at the time of such resale or other distribution, which prices may be higher or lower than the price to the public set forth herein, or if specified in the applicable pricing supplement, at a fixed offering price. If notes are resold at a fixed offering price and all the notes are not sold at the initial offering price, the Agents may change the offering price and the other selling terms. We reserve the right to sell notes directly to investors on our own behalf. Unless otherwise specified in the applicable pricing supplement, any note sold to an Agent or other person, as principal, will be purchased by such Agent or other person at a price equal to 100% of the principal amount thereof and we will pay to such Agent or other person an underwriting commission equal to or less than the commission applicable to any agency sale of a note of identical maturity.

In addition, an Agent may resell any note purchased by it as principal to another broker-dealer at prices determined by the Agent at the time of resale and, unless otherwise specified in the applicable pricing supplement, may pay such broker-dealer a discount not in excess of the discount received by the Agent from us.

The Agents or persons purchasing the notes as principal may be deemed to be underwriters within the meaning of the Act. We and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have also agreed to reimburse the Agents for certain expenses, including the fees and expenses of counsel.

The notes will not have an established trading market when issued. Also, unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any national securities exchange. The Agents or other persons purchasing the notes as principal may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that a secondary market for any notes will develop or be maintained.

Unless specified otherwise in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Description of Notes — General.”

We estimate that our total expenses for the establishment of this program to offer notes on a continuous basis will be approximately $375,000.

In connection with an offering of notes purchased by one or more Agents or other persons as principal on a fixed-price basis, such Agent(s) or other person will be permitted to engage in certain transactions that stabilize the price of such notes. Such transactions may consist of over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. If the Agent(s) or other person creates or create, as the case may be, a short position in such notes, (i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent(s) or other person may reduce that short position by purchasing notes in the open market. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market prices of the notes, which may be higher than they would otherwise be in the absence of such transactions. The Agent(s) are not required to engage in these activities and may not engage in any such transactions or if such transactions are commenced, may discontinue such transactions at any time and without notice.

Neither KeyCorp nor any of the Agents or other persons purchasing the notes as principal make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes.

Conflicts of Interest

Because our affiliate, KeyBanc Capital Markets Inc., may be participating in sales of the notes, the offering is being conducted in compliance with FINRA Rule 5121. Each offering of the notes will be conducted in compliance with the applicable requirements of Rule 5121. Under FINRA Rule 5121, any agent who is subject to the rule will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

This prospectus supplement, the accompanying prospectus and related pricing supplement may be used by KeyBanc Capital Markets Inc., or its successors, in connection with offers and sales related to market-making transactions in the notes in which KeyBanc Capital Markets Inc. acts as a principal. KeyBanc Capital Markets Inc. may also act as agent in such transactions. Any obligations of KeyBanc Capital Markets Inc. are the sole obligations of KeyBanc Capital Markets Inc. and do not create any obligations on the part of any affiliate of KeyBanc Capital Markets Inc. KeyBanc Capital Markets Inc. is a member of the New York Stock Exchange, Inc.

In addition, some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Further, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the Agents or their affiliates have a lending relationship with us, certain of those Agents or their affiliates routinely hedge, and certain other of those Agents may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA or other laws that may be applicable to us, the notes or a particular investor. Accordingly, the following summary should not be construed as legal advice, and each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the notes, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.

General

ERISA imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan.

Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase the notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Governmental plans (as defined in Section 3(32) of ERISA) (“Governmental Plans”), certain church plans (as defined in Section 3(33) of ERISA) that have not make an election under Section 410(d) of the Code (“Church Plans”) and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state, local, other federal or non-U.S. laws or regulations that regulate their investments (“Similar Law”). Fiduciaries of any such plans should make its own determination as to the requirements, if any, under any Simlar Laws applicable to the acquisition of the notes, including whether there is a need for, and the availability, if necessary, of any exemptive relief under any such Similar Law.

Each Plan, Governmental Plan, Church Plan and non-U.S. plan should consider the fact that none of us, the agents, the trustee nor any of our or their respective affiliates will act as a fiduciary to any Plan, Governmental Plan, Church Plan or non-U.S. plan with respect to the decision to acquire notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision.

Prohibited Transaction Exemptions

The fiduciary of a Plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the issuer, the agents, the trustee or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the notes on behalf of a Plan, Section 408(b)(17) of ERISA and Section 4975(a)(20) of the Code (the “service provider exemption”), or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by an insurance company’s general accounts) or PTCE 96-23 (relating to transactions managed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Each Plan fiduciary (and each fiduciary for Governmental Plans, Church Plans or non-U.S. plans) should consult with its legal advisor concerning the potential consequences to the plan under ERISA, the Code or such Similar Laws of an investment in the notes.

By its acquisition of the notes (or any interest therein), each purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which such purchase or transferee, as applicable, acquires its interest in such notes through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such notes, either that (A) it is not, and is not acting on behalf of, a Plan or a Governmental Plan, Church Plan or non-U.S. plan, and it is not using the assets of any of the foregoing in purchasing an interest in the notes or (B) its purchase, holding and disposition of the notes or an interest in the notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or under any Similar Law.

The sale of any note to a Plan or a Governmental Plan, Church Plan, or non-U.S. plan that is subject to Similar Laws is in no respect a representation by the issuer, the agents or the trustee or any of their respective affiliates that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

VALIDITY OF THE NOTES

Certain matters relating to the validity of the notes will be passed on for us by any Deputy General Counsel to KeyCorp and/or Squire Patton Boggs (US) LLP, Cleveland, Ohio, and for the Agents by Jones Day.

The opinions of such Deputy General Counsel to KeyCorp and/or Squire Patton Boggs (US) LLP and Jones Day will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us and the trustee in connection with the issuance and sale of notes, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions.

EXPERTS

The consolidated financial statements of KeyCorp appearing in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2020 and March 31, 2019, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 1, 2020, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-3000

Debt Securities

Preferred Stock

Depositary Shares

Common Shares

Warrants

Purchase Contracts

Units

The securities of each class listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

This prospectus, together with the relevant prospectus supplement and pricing supplement, if any, describing the terms of the specific securities being offered and sold, may be used by our affiliates, including KeyBanc Capital Markets, in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including KeyBanc Capital Markets, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

KeyBanc Capital Markets is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Investing in these securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

These securities will be our equity securities or unsecured obligations and will not be deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock is listed on the New York Stock Exchange under the symbol “KEY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 9, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or pricing supplement, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Accordingly, you should rely only on the information provided in this prospectus and any prospectus supplement that we have authorized describing the terms of the specific securities being offered. You should not assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the applicable document. This prospectus and any prospectus supplement or pricing supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described therein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://www.key.com. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any amendment to such documents, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2019.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

•	Current Reports on Form 8-K filed on January 23, 2020 (excluding that information designated in such Current Report as furnished and not filed), February 6, 2020, April 16, 2020 (excluding that information designated in such Current Report as furnished and not filed), May 1, 2020 and May 26, 2020.

•

The description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2019, including any other amendment or reports filed for the purpose of updating such description.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

We will provide to each person (including any beneficial owner) to whom a prospectus is delivered, a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, on the written or oral request of any such person by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-4221

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank National Association (“KeyBank”), its principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common stock is listed on the New York Stock Exchange under the under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement or pricing supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of the securities offered by this prospectus may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program and additional securities repurchases undertaken from time to time.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Squire Patton Boggs (US) LLP, Cleveland, Ohio, or by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of KeyCorp appearing in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2020 and March 31, 2019, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 1, 2020, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

Senior Medium-Term Notes, Series Q

Subordinated Medium-Term Notes, Series R

Due Nine Months or More From Date of Issue

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

Barclays

BofA Securities

Citigroup

Credit Suisse

Deutsche Bank Securities

J.P. Morgan

KeyBanc Capital Markets

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

Wells Fargo Securities

June 9, 2020